HMG/COURTLAND PROPERTIES, INC.

1870 South Bayshore Drive,

Coconut Grove, Florida 33133

(305) 854-6803

NOTICE OF ACTION TAKEN WITHOUT A STOCKHOLDER MEETING

December 31, 2021

TO THE STOCKHOLDERS:

The attached Information Statement is being delivered by HMG/Courtland Properties, Inc. (the “Company”) in connection with the approval by the holders of a majority of our voting stock of the voluntary liquidation and dissolution of the Company pursuant to a plan of liquidation and dissolution (the “Plan of Dissolution”). This Information Statement is first being mailed to stockholders on or about December 31, 2021. We anticipate that the Plan of Dissolution will become effective on or after January 24, 2022.

On November 3, 2021 the Company’s board of directors passed resolutions authorizing the Plan of Dissolution.

On December 14, 2021, the holders of a majority of the outstanding shares of the Company’s common stock entitled to vote executed a written consent in accordance with the provisions set forth in §228 of the Delaware Corporation Law that approved the Plan of Dissolution.

This letter and the accompanying Information Statement are being distributed to you, our stockholders, in accordance with the requirements of §228 of the Delaware Corporation Law and Section 14(c) of the Securities Exchange Act of 1934, as amended. The attached Information Statement describes the Plan of Dissolution.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED

NOT TO SEND US A PROXY.

By Order of the Board of Directors

Maurice A. Wiener

President

INFORMATION STATEMENT

OF

HMG/COURTLAND PROPERTIES, INC.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED

NOT TO SEND US A PROXY.

Unless we indicate otherwise or unless the context requires otherwise, all references in this Information Statement to “we,” “us,” “our,” or the “Company” are to HMG/Courtland Properties, Inc., and all references to “Plan of Dissolution” are to the voluntary liquidation and dissolution (the “dissolution”) of the Company pursuant to a plan of liquidation and dissolution in the form attached to this Information Statement as Annex A.

INTRODUCTION

This Information Statement is being mailed on or about December 31, 2021 to all stockholders of record of the Company as of the close of business on December 24, 2021 in connection with the Plan of Dissolution.

On November 3, 2021 the Company’s board of directors (the “Board”) passed resolutions authorizing the Plan of Dissolution.

The Plan of Dissolution was approved by the written consent of the holders of a majority of the issued and outstanding shares of the Company’s common stock entitled to vote on December 14, 2021 in accordance with the provisions set forth in §228 of the Delaware Corporation Law. We decided to obtain a written consent of approval in order to eliminate the cost and delay involved in holding a special meeting of our stockholders.

The record date for purposes of determining the stockholders to whom this Information Statement is to be sent is December 24, 2021. As of the record date, we had 1,016,848 shares of common stock issued and outstanding that were entitled to vote on approving the Plan of Dissolution, with each share of common stock entitled to one vote. By written consent, the holders of 569,764 shares of the common stock issued and outstanding, representing approximately 56% of the votes entitled to be cast, approved the Plan of Dissolution.

Pursuant to regulations promulgated under the Securities Exchange Act of 1934, as amended, the approval of the Plan of Dissolution may not be effected until at least 20 calendar days after this Information Statement is sent or given to the Company’s stockholders. We anticipate that the Certificate of Dissolution will be filed with the State Secretary of the State of Delaware on or after January 24, 2022.

There will not be a meeting of stockholders to approve the Plan of Dissolution, and none is required under §228 of the Delaware Corporation Law since these actions have already been approved by the holders of a majority of the outstanding shares of the Company’s voting common stock by written consent.

§228 of the Delaware Corporation Law mandates that if a written consent is signed by less than the unanimous consent of all stockholders entitled to vote, the Company must give notice of the actions taken to all stockholders who were entitled to vote on the consent actions but who have not consented to the actions. This Information Statement is intended to provide you with the required notice.

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SUMMARY TERM SHEET

This summary term sheet, together with the section entitled “Questions and Answers” summarizes certain information contained in this Information Statement related to the Plan of Dissolution but does not contain all of the information relating to such action that is important to you. To more fully understand the Plan of Dissolution, you should carefully read this entire Information Statement, including the Plan of Dissolution attached as Annex A to this Information Statement.

The Company

HMG/Courtland Properties, Inc. and subsidiaries (the “Company”) is a Delaware corporation organized in 1972. The Company’s business is the ownership and management of income-producing commercial properties, and it considers other investments if they offer growth or profit potential.

The Company qualifies under the U.S. Internal Revenue Code (the “Code”) for taxation as a real estate investment trust (“REIT”). Its 95% owned taxable REIT subsidiary Courtland Investments, Inc. (“CII”) files a separate tax return.

Reasons for Dissolution (Page 22)

After carefully considering the risks, timing, viability and potential impact on stockholders of the alternatives potentially available to the Company and in consultation with the Company’s legal, accounting and tax advisors, the Board determined that the dissolution of the Company pursuant to the Plan of Dissolution is advisable and in the best interests of the Company and its stockholders. For further discussion of the background and reasons for the dissolution, see “The Liquidation and Dissolution of the Company Pursuant to a Plan of Liquidation and Dissolution—Background of the Plan of Dissolution” and “The Liquidation and Dissolution of the Company Pursuant to a Plan of Liquidation and Dissolution—Reasons for the Dissolution.” The Company intends to terminate its REIT status as part of its Plan of Dissolution.

Background of the Plan of Dissolution (Page 20)

On November 3, 2021, the Board determined that the dissolution of the Company is advisable and in the best interests of the Company and its stockholders and approved and adopted the Plan of Dissolution.

On December 14, 2021, the holders of a majority of the shares of the Company’s common stock voted to approve the dissolution of the Company pursuant to the Plan of Dissolution. Delaware law provides that a corporation may dissolve upon the determination by the board of directors of such corporation that such dissolution is advisable and in the best interests of the corporation and its stockholders and the subsequent approval of the dissolution by the corporation’s stockholders. Pursuant to the Plan of Dissolution, we expect to:

•	file a Certificate of Dissolution with the Secretary of State of the State of Delaware (the “Delaware Secretary of State”), the timing of such filing will be determined in the sole discretion of the Board, at which time, or a later date as specified in the Certificate of Dissolution, we may close our stock transfer books and shares of common stock will cease to be traded on the New York Stock Exchange (the “NYSE”). The cessation of trading on the NYSE may become effective prior to us closing our stock transfer books if the NYSE elects to delist the shares as a result of the filing of the Certificate of Dissolution;

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•	from and after the date the Certificate of Dissolution is filed with the Delaware Secretary of State or such later date and time that is stated in the Certificate of Dissolution, which date will be no later than 90 days after the filing of the Certificate of Dissolution (such date, the “effective date”), the Company will limit operations and activities to those required to wind up our business and affairs as required by law. The effective date may be a date different than when the Certificate of Dissolution is filed;

•	follow the “safe harbor” procedures (the “Safe Harbor Procedures”) under Sections 280 and 281(a) of the General Corporation Law of the State of Delaware (the “DGCL”) to obtain an order from the Delaware Court of Chancery establishing the amount and form of security for contested known, contingent and potential future claims that are likely to arise or become known within five years of the effective date (or such longer period of time, not to exceed ten years, as the Delaware Court of Chancery may determine);

•	work to sell all of our assets, including the preparation of certain of our real estate assets for sale (our “monetization strategy”); and

•	repay our existing indebtedness with proceeds received from the sale of our assets pursuant to our monetization strategy.

Effective Date of Dissolution (Page 32)

We expect to file the Certificate of Dissolution and establish an effective date on or about January 24, 2022 and then commence the implementation of our monetization strategy, which may take one or more years to complete. Under the Plan of Dissolution, the timing of the filing of the Certificate of Dissolution will be determined in the sole discretion of the Board. Effective on the date the Plan of Dissolution is filed, the Company’s Chairman (Maurice Wiener) will become the Liquidating Trustee and remain as the only director of the Company. Mr. Finkelstein, a current director, will be the alternate Liquidating Trustee in the event Mr. Wiener is unable to continue as Liquidating Trustee.

We intend to continue to implement our monetization strategy and return capital to stockholders in a manner intended to maximize value after the effective date.

Estimated Liquidating Distribution to Stockholders (Page 23)

We estimate, assuming the sale of our assets pursuant to our monetization strategy, we could make aggregate liquidating distributions to stockholders ranging between approximately $20 million to $30 million (approximately $20.00 and $30.00 per share of common stock, respectively), based on 1,016,840 shares of common stock outstanding as of December 3, 2021. This amount may be paid in one or more distributions. We cannot predict the timing or amount of any such distributions, as uncertainties exist as to the value we may receive upon the sale of our assets pursuant to our monetization strategy, the net value of any remaining assets after such sales are completed, the ultimate amount of expenses associated with implementing our monetization strategy, liabilities, operating costs and amounts to be set aside for claims, obligations and provisions during the liquidation and winding-up process and the related timing to complete such transactions.

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Any such liquidating distributions will be contingent upon the successful implementation of our monetization strategy and retaining sufficient assets to ensure our ability to satisfy or make adequate provision for all of our liabilities, including the potential, contingent and future liabilities we would be required to provide for in the context of a dissolution and winding up in accordance with the Safe Harbor Procedures. We intend to hold back an amount of assets that the Liquidating Trustee estimates will be sufficient to cover the maximum potential reserves that might be required by the Delaware Court of Chancery to satisfy our known, contingent and potential future liabilities.

Our estimates of the anticipated liquidating distribution amounts are preliminary and subject to change and many of the factors that are necessary to determine how much, if any, we will be able to distribute to stockholders in liquidation are subject to change and outside of our control. The foregoing estimates are qualified by the assumptions described in this Information Statement, are subject to numerous uncertainties, and may not reflect the total range of possible outcomes; actual amounts may differ materially from such estimates. We have attempted to make reasonable estimates and assumptions, however, actual results may differ significantly from estimates and the actual amount we distribute to stockholders may be lower or higher than the estimated range. It is possible that the aggregate liquidating distributions that would be paid to a stockholder under the Plan of Dissolution would not exceed the amount that such stockholder could have received from sales of its shares of common stock in the open market. It is not possible to predict with certainty what the amount of aggregate liquidating distributions ultimately will be. While we intend to pursue matters related to our liquidation and winding up as quickly as possible after completion of the sale of our assets pursuant to our monetization strategy, the timing thereof is also subject to numerous risks and uncertainties.

See “The Liquidation and Dissolution of the Company Pursuant to the Plan of Liquidation and Dissolution—Dissolution under Delaware Law—Winding-Up Procedures” and “The Liquidation and Dissolution of the Company Pursuant to the Plan of Liquidation and Dissolution—Estimated Liquidating Distributions to Stockholders.”

Amendment, Modification or Revocation (Page 36)

The Board may amend or modify the Plan of Dissolution at any time, notwithstanding stockholder approval of the Plan of Dissolution, if the Board determines that such action would be advisable and in the best interests of the Company and its stockholders. Under the Plan of Dissolution, the Board or the Liquidating Trustee will have the authority to make any such amendment or modification to the Plan of Dissolution without further stockholder approval. Prior to the effective date, the Board may abandon the Plan of Dissolution altogether without further stockholder approval in accordance with Delaware law.

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After the effective date, we cannot abandon the Plan of Dissolution without stockholder approval and would need to seek stockholder approval to revoke the dissolution of the Company that was filed with the Delaware Secretary of State.

Absence of Appraisal Rights (Page 37)

Stockholders are not entitled to assert appraisal rights in connection with the dissolution, and we do not intend to independently provide stockholders with any such right.

Interests of the Directors and Executive Officers in the Approval of the Dissolution of the Company (Page 37)

Members of the Board and executive officers of the Company may have interests in the Plan of Dissolution that are different from, or are in addition to, the interests of stockholders generally. These potential interests include our continuing indemnification obligations to directors and officers. The Board was aware of these interests and considered them, among other matters, in approving the Plan of Dissolution.

Reporting Requirements; Delisting and Lack of Market for Trading (Page 38)

Whether or not the Plan Dissolution has been approved by the Delaware Court in accordance with sections 280 and 281(a), we have an obligation to continue to comply with the applicable reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), even though compliance with such reporting requirements may be economically burdensome and of minimal value to stockholders. In order to curtail expenses, we intend, on or about the effective date, to seek relief from the U.S. Securities and Exchange Commission (the "SEC") to suspend our reporting obligations under the Exchange Act, and ultimately to terminate the registration of our common stock. The SEC may not grant us the requested relief. If we are unable to suspend our obligation to file periodic reports with the SEC, we will be obligated to continue complying with the applicable reporting requirements of the Exchange Act and will be required to continue to incur the expenses associated with these reporting requirements, including legal and accounting expenses, which will reduce the cash available for distribution to stockholders.

We anticipate that, upon the filing of the Certificate of Dissolution, trading in shares of common stock will be suspended on the NYSE, and the shares will thereafter be delisted.

Material U.S. Federal Income Tax Consequences of the Plan of Dissolution (Page 40)

For a discussion of certain material U.S. federal income tax consequences of a dissolution to stockholders, please read "Material U.S. Federal Income Tax Consequences of the Plan of Dissolution," beginning on page 40 of this Information Statement.

Stockholders are urged to carefully review this discussion and to consult their own tax advisors as to the specific tax consequences of any distributions made to them pursuant to the Company's plan of dissolution and liquidation. (see Annex A Plan of Dissolution).

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QUESTIONS AND ANSWERS

Q.       Why did I receive this Information Statement?

A.          Applicable laws require us to provide you with information regarding the Plan of Dissolution even though your vote is neither required nor requested for the Plan of Dissolution to become effective.

Q.       Why am I not being asked to vote?

A.          The holders of a majority of the issued and outstanding shares of common stock have already approved the Plan of Dissolution pursuant to a written consent in lieu of a meeting. Such approval, together with the approval of the Company’s board of directors, is sufficient under Delaware law, and no further approval by our stockholders is required.

Q.       What do I need to do now?

A.          Nothing. This Information Statement is purely for your information and does not require or request you to do anything.

Q.       Whom can I contact with questions?

A.           If you have any questions about any of the actions to be taken by the Company, please contact us at (305) 854-6803.

QUESTIONS AND ANSWERS ABOUT THE DISSOLUTION AND THE

PLAN OF DISSOLUTION

Q.       What does the Plan of Dissolution entail?

A.          The Plan of Dissolution provides an outline of the steps for the dissolution of the Company. The Plan of Dissolution provides that we will file the Certificate of Dissolution on or about January 24, 2022 or such other earlier time as the Board determines, in its sole discretion.

Q.       Why did the Board recommend approval of the dissolution of the Company pursuant to the Plan of Dissolution?

A.          After carefully considering the risks, timing, viability and potential impact on stockholders of the alternatives potentially available to the Company, with our legal, accounting and tax advisors, the Board determined that the dissolution of the Company pursuant to the Plan of Dissolution is advisable and in the best interests of the Company and its stockholders. For further discussion of the background and reasons for the dissolution, see “The Liquidation and Dissolution of the Company Pursuant to a Plan of Liquidation and Dissolution—Background of the Plan of Dissolution” and “The Liquidation and Dissolution of the Company Pursuant to a Plan of Liquidation and Dissolution—Reasons for the Dissolution.”

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Q.       What will happen since the Plan of Dissolution has already been approved?

A.          We expect to file the Certificate of Dissolution with the Delaware Secretary of State on or about January 24, 2022, or such other earlier time as the Board determines. The timing of the filing of the Certificate of Dissolution will be in the sole discretion of the Board. The effective date of the dissolution will be when the Certificate of Dissolution is filed with the Delaware Secretary of State or such later date and time that is selected by the Board, which date will be no later than 90 days after the filing of the Certificate of Dissolution. Prior to filing the Certificate of Dissolution, we will provide notice of the Board’s decision to proceed with the dissolution and the anticipated filing date of the Certificate of Dissolution and the anticipated effective date, if different.

Q.       When do you expect the dissolution and winding-up process to be completed?

A.          We expect the filing of the Certificate of Dissolution to be followed by the implementation of our monetization strategy. The strategy may take one or more years to complete. Such filing may be delayed by the Board in its sole discretion. Pursuant to Delaware law, our corporate existence will continue for a period of at least three years, subject to extension in certain circumstances, following the effective date for the purpose of prosecuting and defending suits, winding up the Company and making distributions to stockholders, but not for the purpose of continuing to engage in any business for which the Company was organized. As a result, the winding-up process could extend beyond three years after dissolution, and it is difficult to estimate when it will be completed.

Q.	Will I receive any liquidating distributions before the Certificate of Dissolution is filed?

A.          We do not intend to make any pre-effective date liquidating distributions. After the effective date, we intend to implement our monetization strategy and retain sufficient assets to ensure our ability to satisfy or make adequate provision for all of our liabilities, including the potential, contingent and future liabilities we would be required to provide for in the context of a dissolution and winding up in accordance with the Safe Harbor Procedures under Delaware law. The amount of any pre-effective date liquidating distribution, if we decide to do so, would be dependent on our surplus and net assets before and after making any such distribution, in accordance with Delaware law. The amount and timing of any pre-effective date liquidating distributions will be determined by the Board in its sole discretion. If the Board determines to make a pre-effective date liquidating distribution, only stockholders of record as of the record date set by the Board for such distribution will be entitled to receive such distribution. See “—Estimated Liquidating Distributions to Stockholders—Pre-Effective Date Liquidating Distributions” below.

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Q.       Will additional stockholder approval be sought prior to the effective date of the dissolution for the sale of all or substantially all of the Company’s assets pursuant to the Company’s monetization strategy?

A.          On December 14, 2021, the holders of a majority of the outstanding shares of the Company’s common stock entitled to vote executed a written consent in accordance with the provisions set forth in § 228 of the Delaware Corporation Law that approved the Plan of Dissolution. Under the Company’s Amended and Restated Certificate of Incorporation (the “Amended Charter”), stockholder approval by the holders of two-thirds of the outstanding shares of stock of the Company entitled to vote thereon is required for a transaction involving the sale of all or substantially all of the assets of the Company prior to the effective date of the Plan of Dissolution. The Plan of Dissolution contemplates the dissolution of the Company, monetization of the assets over a period of time, winding up of its affairs after liquidation and distribution of all assets pursuant to the Plan of Dissolution. The Plan of Dissolution gives the Board and/or the Liquidating Trustee, to the fullest extent permitted by law, the authority to liquidate all of our assets in the manner that the Board determines is advisable and in the best interests of the Company and its stockholders after the effective date without further stockholder approval. However, in accordance with Section 271 of the DGCL, the sale of all or substantially all of our assets prior to the effective date will require additional approval of stockholders. Under the DGCL, stockholders will not be required to approve or reject a sale of all or substantially all of our assets after the effective date.

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SPECIAL NOTE REGARDING FORWARD LOOKING-STATEMENTS

This Information Statement contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act. All statements other than statements of historical facts are “forward-looking statements” for purposes of these provisions, including statements concerning the dissolution pursuant to the Plan of Dissolution. All statements regarding the amount and timing of distributions made to stockholders, if any, in connection with the dissolution, any statements of the plans and objectives of management for future operations, any statements concerning the timing, implementation or success of our monetization strategy and/or Plan of Dissolution, any statements regarding future economic conditions or performance, and any statement of assumptions underlying any of the foregoing are forward looking statements. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. In some cases, forward-looking statements can be identified by the use of terminology such as “may,” “will,” “intends,” “plans,” “believes,” “targets,” “anticipates,” “expects,” “estimates,” “predicts,” “potential,” “continue” or “opportunity,” or the negative thereof or other comparable terminology. The forward-looking statements in this Information Statement are only estimates. Although we believe that the expectations presented in the forward-looking statements contained herein are reasonable at the time of filing, there can be no assurance that such expectations or any of the forward-looking statements will prove to be correct. These forward-looking statements, including with respect to the timing and success of our monetization strategy and the dissolution pursuant to the Plan of Dissolution, are subject to inherent risks and uncertainties, including, among other things: the availability, timing and amount of liquidating distributions, including any pre-effective date liquidating distribution; the amounts that will need to be set aside by us; the adequacy of such reserves to satisfy our obligations; our ability to favorably resolve certain potential tax claims; litigation matters and other unresolved contingent liabilities; the amount of proceeds that might be realized from the sale or other disposition of our assets pursuant to our monetization strategy; the termination of our REIT status; the effects of the COVID-19 pandemic on our ability to implement our monetization strategy; the application of, and any changes in, applicable tax laws, regulations, administrative practices, principles and interpretations; the incurrence by us of expenses relating to the dissolution; and the ability of the Board to abandon, modify or delay implementation of the Plan of Dissolution, even after stockholder approval.

Further information regarding the risks, uncertainties and other factors that could cause actual results to differ from the results in these forward-looking are discussed under the section “Risk Factors” set forth below, and for the reasons described elsewhere in this Information Statement. Please carefully consider these factors, as well as other information contained herein and in our periodic reports and documents filed with the SEC. All forward-looking statements and reasons why results may differ included in this Information Statement are made as of the date hereof. New risk factors and uncertainties may emerge from time to time, and it is not possible for management to predict all risk factors and uncertainties. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise.

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RISK FACTORS

You should carefully consider and evaluate all of the information included in this Information Statement, including the risk factors listed below and the risks described in our filings with the SEC which are incorporated by reference herein. Any of these risks, as well as other risks and uncertainties, could materially and adversely affect our business, results of operations and financial condition, which in turn could materially and adversely affect the trading price of shares of our common stock and the amount and timing of distributions, if any, that may be made to stockholders. Stockholders should keep in mind that the risks below are not the only risks that are relevant. Additional risks not currently known or currently material to us may also harm our business.

Risks Related to the Plan of Dissolution

We cannot assure you as to the amount or timing of liquidating distributions, if any, to be made to stockholders.

We estimate that we could make aggregate liquidating distributions to stockholders, including any pre-effective date liquidating distributions, ranging between approximately $20 million to $30 million (approximately $20.00 and $30.00 per share of common stock, respectively), based on 1,016,848 shares of common stock outstanding as of December 3, 2021. This amount may be paid in one or more distributions. We cannot predict the timing or amount of any such distributions, as uncertainties exist as to the value we may receive upon the sale of our assets pursuant to our monetization strategy, the net value of any remaining assets after such sales are completed, the ultimate amount of our expenses associated with implementing our monetization strategy, liabilities, the operating costs and amounts to be set aside for claims, obligations and provisions during the liquidation and winding-up process, and the related timing to complete such transactions. These and other factors make it impossible to predict with certainty the actual net cash amount that will ultimately be available for distribution to stockholders or the timing of any such distributions.

We cannot assure you as to whether or not there will be any pre-effective date liquidating distributions; or the timing and amount of such distributions.

We do not intend to make any pre-effective date liquidation distributions. After the effective date we intend to implement our monetization strategy and retain sufficient assets to ensure our ability to satisfy or make adequate provision for all of our liabilities, including the potential, contingent and future liabilities we would be required to provide for in the context of a dissolution and winding up in accordance with the Safe Harbor Procedures of Delaware law. Before making any liquidating distribution, we intend to hold back an amount of assets that the Liquidating Trustee estimates will be sufficient to cover the maximum potential reserves that might be required by the Delaware Court of Chancery to satisfy our known, contingent and potential future liabilities.

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Under Delaware law, we may not make a pre-effective date liquidating distribution except (i) out of “surplus,” which is defined as the amount by which our “net assets” (i.e., the amount by which our total assets exceed our total liabilities) exceed our “capital” (i.e., the sum of the aggregate par value of all of shares of common stock issued), or (ii) in the case in which there is insufficient “surplus,” out of our “net profits” for the fiscal year in which such distribution is declared and/or the preceding fiscal year. Moreover, we may not make a pre-effective date liquidating distribution if doing so would render us insolvent (i.e., if our liabilities exceed our assets, or if we are unable to pay our debts as they come due) or if such distribution constitutes a fraudulent transfer. Accordingly, the amount of any pre-effective date liquidating distribution would be dependent on our surplus and net assets before and after making such distribution.

Factors that could impact the amount of assets that the Board and/or the Liquidating Trustee estimates will be sufficient to cover the maximum potential reserves that might be required by the Delaware Court of Chancery to satisfy our known, contingent and potential future liabilities, include, among others:

•	whether any existing or potential liabilities are resolved prior to the payment of any pre-effective date liquidation distribution;

•	whether, in light of new facts and circumstances, any potential claims that were previously taken into account by the Board and/or the Liquidating Trustee in determining the holdback amount would no longer result in any actual liabilities; and

•	whether new liabilities that were not expected by the Board and/or the Liquidating Trustee arise, which would require an increase in the holdback amount.

Given these uncertainties, it is not possible to predict with certainty whether any, or the amount that will be ultimately available for any pre-effective date liquidating distribution.

We cannot assure you of the amount or timing of any post-effective date liquidating distributions.

Under the DGCL, before a dissolved corporation may make any distribution to its stockholders, it must pay or make reasonable provision to pay all of its claims and obligations, including all contingent, conditional or unmatured contractual claims known to the corporation. We intend to rely on the Safe Harbor Procedures of Delaware law to, among other things, obtain a court order establishing the amount and form of security for contested known, contingent and potential future claims that are likely to arise or become known within five years of the effective date (or such longer period of time, not to exceed ten years, as the Delaware Court of Chancery may determine) (the “Court Order”), and pay or make reasonable provision for our uncontested known claims and expenses and establish reserves for other claims as required by the Court Order and the DGCL. However, the Liquidating Trustee expressly reserves the right, in its sole discretion, to follow other statutory procedures provided in the DGCL to wind-up the Company’s business and affairs. We expect to distribute all of our remaining assets in excess of the amount to be used by us to pay claims and fund the reserves required by the Court Order. We will also pay our operating expenses through the completion of the dissolution and winding-up process.

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The Court Order will reflect the Delaware Court of Chancery’s own determination as to the amount and form of security reasonably likely to be sufficient to provide compensation for all known, contingent and potential future claims against us. There can be no assurances that the Delaware Court of Chancery will not require us to withhold additional amounts in excess of the amounts that we believe are sufficient to satisfy our potential claims and liabilities. As a result, we anticipate a substantial period of time may transpire between the effective date and any liquidating distributions to stockholders.

There are numerous factors that could impact the amount of the reserves to be determined by the Court Order, and consequently the amount of cash initially available for distribution, if any, to stockholders following the effective date, including without limitation:

•	whether any potential liabilities are resolved prior to the effective date;

•	whether any claim is resolved or barred pursuant to Section 280 of the DGCL;

•	unanticipated costs relating to the defense, satisfaction or settlement of existing or future lawsuits or other claims threatened against us;

•	whether unforeseen claims are asserted against us, in which case we would have to defend or resolve such claims and/or be required to establish additional reserves to provide for such claims; and

•	whether any of the operating expenses incurred in the winding-up process, (including legal, accounting and other professional fees) necessary to dissolve and liquidate the Company, are more or less than our estimates.

In addition, as we wind down, we will continue to incur expenses from operations, such as operating costs, rental payments, directors’ and officers’ insurance, payroll and local taxes and other legal, accounting and other professional fees, which will reduce any amounts available for distribution to stockholders.

As a result of these and other factors, we cannot assure you as to the timing of, or any amounts to be distributed to stockholders if the Board proceeds with the dissolution. See “The Liquidation and Dissolution of the Company Pursuant to a Plan of Liquidation and Dissolution —Estimated Liquidating Distributions to Stockholders” beginning on page 23 of this Information Statement for a description of the assumptions underlying and sensitivities of our estimate of the total cash available for distributions to stockholders in the dissolution.

The amount of cash available to distribute to stockholders depends on our ability to successfully execute our monetization strategy and dispose of all or substantially all of our assets.

Our efforts to enhance stockholder value through our monetization strategy may not be successful, which would significantly reduce the cash available for distribution to stockholders. We cannot assure you that our efforts to enhance stockholder value through the conduct of our monetization strategy will succeed. There are risks associated with any potential divestiture transaction, including whether we will attract potential buyers for the Company’s assets, and whether offers made by such potential buyers, if any, will be at valuations that we deem reasonable. Moreover, we are not able to predict how long it will take to implement our monetization strategy, the delay of which may impact the timing of the liquidating distributions. The timing and terms of any transaction in furtherance of our monetization strategy will depend on a variety of factors, many of which are beyond our control.

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In addition, our ability to successfully complete our monetization strategy could be materially negatively affected by economic conditions generally, including public health risks related to COVID-19. We are exploring and evaluating potential transactions, the success or timing of which may be impacted by the effects of the COVID-19 pandemic. In order to successfully monetize our assets, we must identify and complete one or more transactions with third parties. The uncertain severity and impact of COVID-19 could result in reduced demand to purchase our assets by third parties or reduced values such parties may ascribe to our assets.

Even if we are able to identify potential transactions in furtherance of our monetization strategy, such buyers may be operationally constrained or unable to locate financing on attractive terms or at all, which risk may be heightened due to the uncertainty of COVID-19 and its impact. If financing is unavailable to potential buyers of our assets, or if potential buyers are unwilling to engage in transactions due to the uncertainty in the market, our ability to complete such transactions could be significantly impaired.

Any negative impact on such third parties due to any of the foregoing events could cause costly delays and have a material adverse effect on our ability to return value to stockholders, including our ability to realize full value from a sale or other disposition of our assets as part of our monetization strategy. Any such negative impacts could also reduce the amount of cash we are able to distribute to stockholders.

The dissolution may be disrupted and adversely impacted by the effects of natural disasters, political crises, public health crises, and other events outside of our control.

Natural disasters, such as adverse weather, fires, earthquakes, power shortages and outages, political crises, such as terrorism, war, political instability, or other conflicts, criminal activities, public health crises, such as the COVID-I9 pandemic and other disease epidemics and pandemics, and other disruptions or events outside of our control could negatively affect our operations. Any of these events may cause a delay in our targeted timing to file the Certificate of Dissolution with the Delaware Secretary of State. In addition, as discussed above under the heading “—The Amount of Cash Available to Distribute to Stockholders Depends on Our Ability to Successfully Execute Our Monetization Strategy and Dispose of All or Substantially All of Our Assets”. The effects of COVID-19 may materially impact the amount of cash available to distribute to stockholders, including the amounts we may receive upon the execution of our monetization strategy and the disposition of all or substantially all of our assets,

The Board may determine not to proceed with the dissolution or may amend or modify the Plan of Dissolution without further stockholder approval.

The Board may determine, in the exercise of its fiduciary duties, not to proceed with the dissolution or to amend or modify the Plan of Dissolution to the extent permitted by Delaware law without the necessity of further stockholder approval. If the Board elects to pursue any alternative to the Plan of Dissolution, stockholders may not receive any of the funds that might otherwise be available for distribution to stockholders. After the effective date, revocation of the dissolution would require stockholder approval under the DGCL.

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If we fail to retain sufficient funds to pay the liabilities actually owed to our creditors, each stockholder receiving liquidating distributions could be liable for payment to our creditors for such stockholder’s pro rata share of any shortfall, up to the amount actually distributed to such stockholder in connection with the dissolution.

Under Delaware law, in the event we fail to retain sufficient funds to pay the expenses and liabilities actually owed to our creditors, each stockholder could be held liable for payment to our creditors for claims brought during the three-year period after the effective date (or, if we choose the unsupervised, “default” procedures under Section 281(b) of the DGCL (the “Default Procedures”), for claims brought before or after such three-year period), up to the lesser of (1) such stockholder’s pro rata share of amounts owed to creditors in excess of the contingency reserve and (2) the amounts previously received by such stockholder in dissolution from us and from any liquidating trust or trusts. Accordingly, in such event, a stockholder could be required to return part, or all of the distributions previously made to such stockholder in the dissolution, and a stockholder could receive nothing from us under the Plan of Dissolution, but no stockholder will be liable for claims against the Company in excess of the amounts distributed to such stockholder. Moreover, in the event a stockholder has paid taxes on amounts previously received, a repayment of all or a portion of such amount could result in a stockholder incurring a net tax cost if the stockholder’s repayment of an amount previously distributed does not cause a commensurate reduction in taxes payable.

Liquidating distributions to stockholders could be substantially reduced and/or delayed due to uncertainty regarding the resolution of certain potential tax claims, litigation matters and other unresolved contingent liabilities of the Company.

We intend to rely on the Safe Harbor Procedures under Delaware law to, among other things, obtain a Court Order establishing the amount and form of security for contested known, contingent and potential future claims that are likely to arise or become known within five years of the effective date (or such longer period of time, not to exceed ten years, as the Delaware Court of Chancery may determine) as required by the Court Order and the DGCL. Whether any remaining assets or cash of the Company can be used to make liquidating distributions to stockholders would depend on whether claims for which we have set aside reserves are resolved or satisfied at amounts less than such reserves and whether a need has arisen to establish additional reserves. We cannot assure stockholders that our liabilities can be resolved for less than the amounts we have reserved, or that unknown liabilities that have not been accounted for will not arise. As a result, we may continue to hold back funds and delay additional liquidating distributions to stockholders.

The precise amount and timing of any distributions to stockholders will depend on and could be delayed or diminished due to many factors, including without limitation:

•	whether a claim is resolved for more than the amount of reserve established for such claim pursuant to the Court Order;

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•	whether we are unable to resolve claims with creditors or other third parties, or if such resolutions take longer than expected;

•	whether a creditor or other third party seeks an injunction against the making of additional distributions to stockholders on the basis that the amounts to be distributed are needed to satisfy our liabilities or other obligations to the extent not previously reserved for;

•	whether due to new facts and developments, a new claim, as the Liquidating Trustee reasonably determines, requires additional funds to be reserved for its satisfaction; and

•	whether the expenses we incur in the winding-up process, including expenses of personnel required and other operating expenses (including legal, accounting and other professional fees), necessary to dissolve and liquidate the Company are more than anticipated.

As a result of these and other factors, it might take significant time to resolve these matters, and as a result we are unable to predict the timing of distributions, if any are made, to stockholders.

Stockholders may not be able to recognize a loss for U.S. federal income tax purposes until they receive a final distribution from us, which could occur years from now.

As a result of the dissolution, for U.S. federal income tax purposes, U.S. Holders (as defined in “Material U.S. Federal Income Tax Consequences of the Plan of Dissolution” beginning on page 40 of this Information Statement) will recognize gain or loss equal to the difference between (a) the sum of the amount of cash distributed to them and the aggregate fair market value of any property (other than cash) distributed to them, and (b) their tax basis for their shares of Company common stock. A stockholder’s tax basis in shares of Company common stock will depend upon various factors, including the stockholder’s cost and the amount and nature of any distributions received with respect thereto. Any loss generally will be capital loss and will be recognized only when the final distribution from us has been received, which may be years after our dissolution. The deductibility of capital losses may be subject to limitations,

The tax treatment of any liquidating distributions may vary from stockholder to stockholder, and the discussions in this Information Statement regarding such tax treatment are general in nature. You should consult your own tax advisor instead of relying on the discussions of tax treatment in this statement for tax advice.

The Company has not requested a ruling from the IRS with respect to the anticipated tax consequences of the Plan of Dissolution and will not seek an opinion of counsel with respect to the anticipated tax consequences of any liquidating distributions. If any of the anticipated tax consequences of the Plan of Dissolution described in the Information Statement proves to be incorrect, the result could be increased taxation at the Company and/or stockholder level, thus reducing the benefit to stockholders and the Company from the liquidation and distributions. Tax considerations applicable to particular stockholders may vary with and be contingent upon such stockholder’s individual circumstances. For a more detailed discussion, see “The Liquidation and Dissolution of the Company Pursuant to a Plan of Liquidation and Dissolution—Material U.S. Federal Income Tax Consequences of the Plan of Dissolution” beginning on page 40 of this Information Statement. You should consult your tax advisor as to the particular tax consequences of the dissolution to you, including the applicability of any U.S. federal, state, local and non-U.S. tax laws.

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We can abandon or revoke the dissolution, and this may cause prior distributions made in liquidation to be treated as dividends.

Stockholders will also be granting the Board the authority, notwithstanding stockholder approval of the Plan of Dissolution, to abandon the dissolution prior to the effective date without further stockholder action, if the Board determines that the dissolution is no longer advisable and in the best interests of the Company and its stockholders.

Prior to the expiration of three years following the effective date (or longer period as the Delaware Court of Chancery may direct), the Company may revoke the dissolution if holders of a majority of the shares of stock of the corporation that was outstanding and entitled to vote on the Plan of Dissolution at the time of the dissolution approve a resolution adopted by the Liquidating Trustee recommending such revocation of the dissolution. If the dissolution is abandoned or revoked, stockholders could, depending on their particular circumstances, incur an increased stockholder-level U.S. federal income tax liability if cash or property distributed to stockholders is characterized as a dividend for U.S. federal income tax purposes. See “The Liquidation and Dissolution of the Company Pursuant to a Plan of Liquidation and Dissolution—Material U.S. Federal Income Tax Consequences of the Plan of Dissolution” beginning on page 40 of this Information Statement.

From and after the effective date, further stockholder approval will not be required under the DGCL in connection with the implementation of the Plan of Dissolution, including the sale or disposition of all or substantially all of the Company’s assets.

The approval of the Plan of Dissolution will grant full and complete authority to the Board and officers of the Company to proceed, without further stockholder action, with the dissolution in accordance with any applicable provision of the DGCL. In accordance with Section 271 of the DGCL, a transaction involving the sale of all or substantially all of our assets prior to the effective date would require additional approval of stockholders. Under the DGCL, following the effective date, we may sell, distribute or otherwise dispose of our remaining non-cash assets without further stockholder approval. As a result, the Liquidating Trustee may, in order to maximize value for stockholders and creditors, authorize actions in implementing the Plan of Dissolution, including the specific terms and prices for the sales and dispositions of its remaining assets, with which stockholders may not agree.

The Directors and Officers of the Company will continue to receive benefits from the Company following the Dissolution.

Following the effective date, we will continue to indemnify each of our current and former directors and officers to the extent permitted under the DGCL, the Amended Charter, the Company’s bylaws (as amended from time to time, the “Bylaws”) and agreements in effect at the effective date. In addition, we intend to maintain directors’ and officers’ insurance coverage throughout the wind down period. As described more fully below under “The Liquidation and Dissolution of the Company Pursuant to a Plan of Liquidation and Dissolution—Interests of Directors and Executive Officers in Approval of the Dissolution,” our executive officers receive compensation in addition to their interests as stockholders.

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We will continue to incur the expenses of complying with public company reporting requirements.

We have an obligation to continue to comply with the applicable reporting requirements of the Exchange Act, even though compliance with such reporting requirements is economically burdensome. In order to curtail expenses, we currently intend, after the filing of the Certificate of Dissolution, to seek relief from the SEC from the reporting requirements under the Exchange Act, However, the SEC may not grant any such relief, in which case we would be required to continue to bear the expense of being a public reporting company.

Stockholders may not be able to buy or sell shares of common stock if we close our stock transfer books at the effective date.

If the Board determines to proceed with the dissolution, we expect to file the Certificate of Dissolution and fix an effective date with the Delaware Secretary of State on or about January 24, 2022, or such other earlier time as the Board, in its sole discretion determines. At such later time as specified in the Certificate of Dissolution, we may close our stock transfer books and may discontinue recording transfers of our common stock. If we close our stock transfer books, we may not record any further transfers of common stock on our books, except by will, intestate succession, operation of law, or to a spouse, child, grandchild or to a trust for the benefit of any such parties (“family designees”), or to the transferee of such family designees. Therefore, shares of common stock may not be freely transferable after the effective date. A result of any closing of the stock transfer books would be that all liquidating distributions from us after the effective date will be made pro rata to the same stockholders of record as the stockholders of record as of the effective date.

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THE LIQUIDATION AND DISSOLUTION OF THE COMPANY PURSUANT TO

A PLAN OF LIQUIDATION AND DISSOLUTION

Overview

The holders of a majority of our voting stock on December 14, approved the liquidation and dissolution of the Company pursuant to Section 275 of the DGCL and the Plan of Dissolution. The Plan of Dissolution was approved and adopted by the Board, subject to stockholder approval, on November 3, 2021. A copy of the Plan of Dissolution is attached as Annex A to this Information Statement. You should carefully read this entire Information Statement, including the Plan of Dissolution attached as Annex A to this Information Statement, for a more complete understanding of the Plan of Dissolution.

We expect to file the Certificate of Dissolution with the Delaware Secretary of State on or about January 24, 2022. The timing of the filing of the Certificate of Dissolution will be in the sole discretion of the Board. The effective date of the dissolution will be when the Certificate of Dissolution is filed with the Delaware Secretary of State or such later date and time that is stated in the Certificate of Dissolution, which date will be no later than 90 days after the filing of the Certificate of Dissolution. Prior to filing the Certificate of Dissolution, we will provide notice of the Board’s decision to proceed with the dissolution and the anticipated filing date of the Certificate of Dissolution and the anticipated effective date, if different. Thereafter, we intend to implement our monetization strategy, which may take one or more years to complete, and anticipate making liquidating distributions to stockholders. See “—Estimated Liquidating Distributions to Stockholders” below for a description of the proposed liquidating distributions.

After the effective date, in accordance with the applicable provisions of the DGCL, the Liquidating Trustee will proceed to wind up our affairs. We intend to rely on the Safe Harbor Procedures of Delaware law to among other things, obtain the Court Order establishing the amount and form of security for contested known, contingent and potential future claims that are likely to arise or become known within five years of the effective date (or such longer period of time, not to exceed ten years, as the Delaware Court of Chancery may determine). See “—Dissolution under Delaware Law” for additional information regarding the dissolution and winding-up procedures under Delaware law.

Background of the Plan of Dissolution

The following chronology summarizes the key meetings, events, and activities that led to the Board’s adoption of the Plan of Dissolution.

Over the past several years, management of the Company has considered terminating its status as a real estate investment trust (“REIT”). Management had begun to contemplate strategies given the backdrop of the current regulatory environment, the Company’s liquidity and its relatively mature portfolio.

On May 26, 2021, management met with various tax advisers to provide us with tax planning tools primarily relating to the Company revoking its REIT status and the adoption of a Plan of Dissolution.

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The Company also engaged the law firm of Young Conaway Stargatt & Taylor, LLP (“YC”) to review the legal ramifications of such endeavors. In general, over the past few years the Company has had to absorb increasing costs associated with audit, insurance, filing and listing fees and other expenses inherent in a public listing.

On June 4, 2021, the Board met to discuss, among other things, the Board’s consideration of the restructuring alternatives available for the Company and the optimal structure for the Board to address those alternatives. The Board discussed the operational challenges and financial issues faced by the Company, the consideration of alternatives available to the Company, and the issues surrounding potential involvement of management in an alternative process.

The Board analyzed such restructuring strategic alternatives available to the Company. Some of those alternatives included:

•	continuing the existing operations of the Company as an independent public company;

•	discontinuing the Company’s status as a REIT and dissolving the Company; and

•	selling the individual assets, including real estate, in separate transactions followed by the distribution of the net proceeds from such sales to stockholders after the payment of the Company’s indebtedness and other obligations.

Over the course of its analysis, management of the Company consulted with and considered the input of its tax advisers, YC, and Cherry Bekaert LLP (“CB”), its accountants. Throughout the process, management and the Board, reviewed and considered the long-term outlook for the Company.

On June 14, 2021, the Company filed a Form 8-K with the SEC, announcing that the Company was considering the revoking of its REIT status, followed by the adoption of a plan of liquidation of the Company. Following the adoption of such plan the Company would pursue the sale of its assets, including its real estate assets, and distribute the net proceeds to its stockholders after payment of debt and other obligations.

On November 3, 2021, the Board met to review and consider the proposed dissolution and the factors considered by the Board in determining to recommend that the Board approve and adopt the Plan of Dissolution. After considering the benefits and risks of the proposed dissolution and other relevant factors, the Board unanimously: (i) determined that the dissolution of the Company pursuant to the Plan of Dissolution was advisable and in the best interests of the Company and its stockholders; (ii) approved the dissolution, the Plan of Dissolution, the associated dissolution documents and the transactions contemplated thereby; (iii) directed that the dissolution, the Plan of Dissolution, the associated dissolution documents and the transactions contemplated thereby be submitted to stockholders for their consideration and approval; and (iv) recommended to stockholders that they vote in favor of the Plan of Dissolution.

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On November 8, 2021, the Company filed a Form 8-K with the SEC, announcing that the Board had approved and adopted the Plan of Dissolution.

In a meeting on December 3, 2021 the Board determined the Company would include in the Information Statement an estimated range of $20 million to $30 million (approximately $20.00 to $30.00 per share of common stock, respectively, based on 1,016,848 shares of common stock outstanding as of December 3, 2021), of potential aggregate distributions to stockholders.

On December 14, 2021, the holders of a majority of the outstanding shares of the Company’s common stock entitled to vote executed a written consent in accordance with the provisions set forth in §228 of the Delaware Corporation law that approved the Plan of Dissolution.

Reasons for Dissolution

Based on all of the information made available to the Board and upon other relevant factors, on November 3, 2021, the Board unanimously determined that the dissolution of the Company was advisable and in the best interests of the Company and its stockholders and approved and adopted the Plan of Dissolution.

In arriving at its recommendation, the Board considered many factors, including, among others, the risks, timing, viability and potential impact on stockholders of the Plan of Dissolution and alternatives available to the Company and consulted with accounting, tax and legal advisors.

In recommending the stockholders adopt and approve the Plan of Dissolution, the Board considered a variety of factors, including the following (not necessarily presented in order of relative importance):

•	the sale of the Company’s assets pursuant to the Company’s monetization strategy and the dissolution to provide stockholders with an opportunity to potentially monetize their investment in the Company through distribution of the maximum amount of cash to stockholders;

•	the terms and conditions of the Plan of Dissolution, including the provisions that permit the Board to modify or abandon the Plan of Dissolution before the effective date without further action by stockholders; and

•	the costs associated with the Company’s ongoing operations, including accounting, legal and other expenses in connection with required filings with the SEC and other bodies required to support the day-to-day operations of the Company.

The Board also considered potential negative factors relating to the Plan of Dissolution, including the uncertainty of the timing and the amount of distributions available to stockholders; that stockholders will lose the opportunity to capitalize on potential future business opportunities and possible future growth of the Company’s business; and that under applicable law stockholders could be required to return to creditors some or all of the distributions made to stockholders in the liquidation. In addition, the Board considered the other factors described in the section entitled “Risks Factors” in this Information Statement, in our 2020 Annual Report and the other documents we file or furnish to the SEC.

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The foregoing discussion of the information and the positive and negative factors considered and given weight by the Board is not intended to be exhaustive, but includes the principal factors considered by the Board. In view of the variety of factors considered in connection with its evaluation of the Plan of Dissolution, the Board did not find it practicable to, and did not, quantify or otherwise assign relative weights to the specific factors considered in reaching its recommendation. Rather, the Board made its recommendation based on the totality of the information presented to it and the investigations conducted by it. In addition, each of the members of the Board may have given differing weights to different factors.

The Board reached its unanimous decision to recommend that the stockholders adopt and approve the Plan of Dissolution and the related documents in light of various factors described above and other factors that each member of the Board believed were appropriate.

In addition to the negative factors considered by the Board, the Board also considered additional negative factors in arriving at its conclusion that the dissolution of the Company is advisable and in the best interests of the Company and its stockholders, including, among others:

•	it is possible that the aggregate liquidating distributions that would be paid to a stockholder under the Plan of Dissolution would not exceed the amount that such stockholder could have received upon sales of its shares of common stock in the open market; and

•	the Board and the Company’s officers may have interests in the Plan of Dissolution that are different from, or in addition to, the interests of stockholders generally.

Based in part on the positive and negative factors considered by the Board and the additional factors considered by the Board, the Board unanimously (i) determined that the dissolution of the Company pursuant to the Plan of Dissolution was advisable and in the best interests of the Company and its stockholders; (ii) approved the dissolution, the Plan of Dissolution, the associated dissolution documents and the transactions contemplated thereby; (iii) directed that the dissolution, the Plan of Dissolution, the associated dissolution documents and the transaction contemplated thereby be submitted to stockholders for their consideration and approval; and (iv) recommended to stockholders that they vote in favor of the Plan of Dissolution.

Estimated Liquidating Distributions to Stockholders

Amount

We estimate that we could make aggregate liquidating distributions to stockholders, including any pre-effective date liquidating distributions, ranging between approximately $20 million to $30 million (approximately $20.00 and $30.00 per share of common stock, respectively), based on 1,016,848 shares of common stock outstanding as of December 3, 2021. This amount may be paid in one or more distributions. We cannot predict the timing or amount of any such distributions, as uncertainties exist as to the value we may receive upon the sale of our assets pursuant to our monetization strategy, the net value of any remaining assets after such sales are completed, the ultimate amount of our expenses associated with implementing our monetization strategy, the operating costs and amounts to be set aside for claims, obligations and provisions during the liquidation and winding-up process, and the related timing to complete such transactions. The Company does not anticipate making any pre-effective date distributions.

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Calculating the estimated amount of cash distributable to stockholders is inherently uncertain and requires that we make a number of assumptions regarding future events, many of which are unlikely to ultimately materialize. We used the following assumptions when calculating the range of estimated distributable amount of cash: (1) we file the Certificate of Dissolution and implement the Plan of Dissolution and shortly after pursue the sale of all or substantially all of our assets; (2) there are no currently unknown or unanticipated material liabilities, and if no such liabilities arise or are identified after the filing of the Certificate of Dissolution (or the effective date if at a later date than the filing of the Certificate of Dissolution); (3) the estimate of the Company’s known, contingent or future liabilities is reasonable and materially accurate; and (4) the accounting for our liabilities, including those that are presently unknown, involves estimates that are reasonable and materially accurate; and (4) the Board’s estimate of the net proceeds to be received from the sale of our assets pursuant to our monetization strategy is reasonable and materially accurate.

Our estimates of the anticipated distribution amounts are preliminary and subject to change and many of the factors that are necessary to determine how much, if any, we will be able to distribute to stockholders in liquidation are subject to changes that are outside of our control. The foregoing estimates are qualified by the assumptions set forth above, are subject to numerous uncertainties, and may not reflect the total range of possible outcomes; actual amounts may differ materially from such estimates. We have attempted to make reasonable estimates and assumptions, however, actual results may differ significantly from estimates and the actual amount we distribute to stockholders may be lower or higher than the estimated range. It is possible that the aggregate liquidating distributions that would be paid to a stockholder would not exceed the amount that the stockholder could have received upon sales of its shares of common stock in the open market. It is not possible to predict with certainty what the amount of aggregate liquidating distributions ultimately will be. While we intend to pursue matters related to our liquidation and winding up as quickly as possible after completion of the sale of our assets pursuant to our monetization strategy, the timing thereof is also subject to numerous risks and uncertainties.

For a discussion of risks related to the dissolution and the estimates, assumptions and uncertainties related thereto, stockholders are urged to review the risk factors set forth under the caption “Risk Factors” in this Information Statement, in our 2020 Annual Report and the other documents we file with or furnish to the SEC.

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Pre-Effective Date Liquidating Distributions

We do not intend to make any pre-effective date liquidating distributions. After the effective date, we intend to commence the implementation of our monetization strategy, the repayment of our outstanding indebtedness while retaining sufficient assets to ensure our ability to satisfy or make adequate provision for all of our liabilities, including the potential, contingent and future liabilities we would be required to provide for in the context of a dissolution and winding up in accordance with the Safe Harbor Procedures under Delaware law. The amount of any pre-effective date liquidating distribution would be dependent on our surplus and net assets before and after making any such distribution, in accordance with Delaware law. The amount and timing of any pre-effective date liquidating distributions will be determined by the Board in its sole discretion. There is no assurance regarding whether or when any pre-effective date liquidating distribution will be made.

Under Delaware law, we may not make a pre-effective date liquidating distribution except (i) out of “surplus,” which is defined as the amount by which our “net assets” (i.e., the amount by which our total assets exceed our total liabilities) exceed our “capital” (i.e., the sum of the aggregate par value of all of shares of common stock issued), or (ii) in the case in which there is insufficient “surplus,” out of our “net profits” for the fiscal year in which such distribution is declared and/or the preceding fiscal year. Moreover, we may not make a pre-effective date liquidating distribution if doing so would render us insolvent (i.e., if our liabilities exceed our assets, or if we are unable to pay our debts as they come due) or if such distribution constitutes a fraudulent transfer. Accordingly, the amount of any pre-effective date liquidating distribution would be dependent on our surplus and net assets before and after making such distribution. Any pre-effective date liquidating distribution may also be conditioned on the prior sale of our assets.

In addition, in light of the fact that the Board has adopted the Plan of Dissolution and anticipates entering into a dissolution and winding-up process, in determining the amount of our assets that would be available for any pre-effective date liquidating distribution, the Board intends to retain sufficient assets to ensure our ability to satisfy or make adequate provision for all of our liabilities, including the potential, contingent and future liabilities we would be required to provide for in the context of a dissolution and winding up in accordance with the Safe Harbor Provisions of Delaware law. Accordingly, before making a pre-effective date liquidating distribution, we intend to hold back an amount of assets that the Board estimates will be sufficient to cover the maximum potential reserves that might be required by the Delaware Court of Chancery to satisfy our known, contingent and potential future liabilities.

Post-Effective Date Liquidating Distributions

We intend to make an initial post-effective date liquidating distribution to stockholders on our transfer books as of the effective date as soon as practicable following entry of the Court Order. Under the DGCL, the post-effective date liquidating distribution may not be made before the expiration of a period of 150 days from the date of the last notice of rejection given by us with respect to known claims. The timing of the initial post-effective date liquidating distributions is subject to many factors outside of our control and, therefore, we are unable to estimate when we would be able to begin making any post-effective date liquidating distribution to stockholders. See “—Dissolution under Delaware Law.”

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In the initial post-effective date liquidating distribution, we intend to distribute all or a portion of our remaining cash in excess of the amount to be used by us to pay claims and fund the reserves required by the Court Order and pay our operating expenses through the completion of the dissolution and winding-up process to stockholders. The timing and amount of the initial post-effective date liquidating distribution would depend on, among other things, the amount, if any, that was paid to stockholders in any pre-effective date liquidating distribution and the actual amount of the reserves that we are required to establish pursuant to the Court Order. We are unable to currently determine the amount of all liabilities and obligations that we will owe, or the amount of the reserve we will be required to establish pursuant to the Court Order. The Court Order will reflect the Delaware Court of Chancery’s own determination as to the amount and form of security reasonably likely to be sufficient to provide compensation for all known, contingent and potential future claims against us. There can be no assurances that the Delaware Court of Chancery will not require us to withhold additional amounts in excess of the amounts that we believe are sufficient to satisfy our potential claims and liabilities. As a result, we anticipate a substantial period of time may transpire between the effective date and any post-effective date liquidating distribution to stockholders.

To the extent that claims for which we have set aside reserves are resolved or satisfied at amounts less than such reserves, and assuming no need has arisen to establish additional reserves, we would make additional post-effective date liquidating distributions to stockholders of any portion of the reserves established pursuant to the Court Order that the Liquidating Trustee determines is no longer required because the relevant claim has been resolved or satisfied. However, if the Delaware Court of Chancery requires us to reserve an amount for potential liabilities that are not resolved prior to the issuance of the Court Order, stockholders may not receive post-effective date liquidating distribution of any excess reserve amounts for a substantial period of time.

Under Delaware law, in the event we fail to retain sufficient funds to pay the expenses and liabilities actually owed to our creditors, each stockholder could be held liable for the repayment to those creditors who file claims before the end of the winding-up period, out of the amounts previously received by such stockholder from us or from any liquidating trust or trusts, of such stockholder’s pro rata share of such excess liability (up to the full amount actually received by such stockholder). However, under the Safe Harbor Procedures, the liability of a stockholder for any claim against us is generally limited to such stockholder’s pro rata share of such claim or the amount distributed to such stockholder in the dissolution, whichever is less, and is limited in the aggregate to the amount distributed to such stockholder in the dissolution. The Safe Harbor Procedures further limit stockholder liability by providing that stockholders have no liability for any claim commenced after the expiration of the winding-up period.

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Dissolution under Delaware Law

Generally

Delaware law provides that a corporation may dissolve if deemed advisable and approved by a corporation’s board of directors followed by the affirmative vote of the holders of a majority of the outstanding shares of stock of the corporation entitled to vote thereon, or without the approval of the corporation’s board of directors in acting by unanimous stockholder consent in writing. Following such approvals, the dissolution is effected by filing a Certificate of Dissolution with the Delaware Secretary of State. The corporation is dissolved upon the effective date of its Certificate of Dissolution.

Dissolution ends a corporation’s legal existence. It does not, however, extinguish pending litigation nor prevent the filing of suits against the dissolved corporation. Rather, a dissolved corporation can sue or be sued for up to three years after dissolution, or a longer period as determined by the Delaware Court of Chancery. In fact, Section 278 of the DGCL mandates the continued legal existence of corporations for three years after dissolution, or longer if ordered by the Delaware Court of Chancery, for the purpose of prosecuting and defending suits, whether civil, criminal or administrative, by or against them, and of enabling corporations gradually to settle and close their business, to dispose of and convey their property, to discharge their liabilities and to distribute to their stockholders any remaining assets, but not for the purpose of continuing the business for which the corporation was organized. The Delaware Court of Chancery may prolong the period of continued corporate life beyond three years if an application is made before the three-year period expires. The time period is also automatically extended by statute for any proceeding commenced prior to dissolution or prior to the end of the three-year period but not completed within the allotted period. As a result, dissolution does not function as a statute of limitations, and actions commenced against a corporation prior to dissolution or during the three-year statutory winding-up period do not abate by reason of dissolution or on the expiration of the winding-up period.

To fulfill the purpose of winding up a dissolved corporation’s affairs, the DGCL offers two alternative pathways: (1) the elective, court-supervised “safe harbor” procedures under Sections 280 and 281(a) of the DGCL; or (2) the unsupervised, “default” procedures under Section 281(b) of the DGCL, The Board expects that it will follow the Safe Harbor Procedures. For a description of those procedures, see below “—Winding-Up Procedures.”

At any time prior to the expiration of the three-year statutory winding-up period following the dissolution of a corporation, or such longer period as may have been directed by the Delaware Court of Chancery pursuant to Section 278 of the DGCL, the corporation may revoke the dissolution if (1) its Liquidating Trustee adopts a resolution recommending that the dissolution be revoked, (2) the holders of a majority of the shares of stock of the corporation which was outstanding and entitled to vote upon a dissolution at the time of the corporation’s dissolution vote for the resolution to revoke the dissolution, and (3) the corporation files a Certificate of Revocation with the Delaware Secretary of State and takes certain other actions specified by the DGCL.

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Winding-Up Procedures

After the effective date, we would exist solely for purposes of prosecuting and defending suits and winding up our affairs. We expect to follow the Safe Harbor Procedures because following such procedures would afford greater protection to our directors and stockholders than the Default Procedures. The provisions of the Safe Harbor Procedures would protect our directors from liability to claimants for failing to make adequate provision for our actual and potential liabilities by providing for judicial determination of the amount and form of reserves to be set aside for pending, contingent or potential future claims and by providing that, in the absence of fraud, the judgment of our directors is conclusive as to the provision made for payment of all other claims that are mature, known and uncontested or that have been finally determined to be owing by us. However, the Plan of Dissolution provides that the Board and/or the Liquidating Trust reserves the right to follow the Default Procedures, which determination the Board and/or the Liquidating Trust will make in its sole discretion.

Safe Harbor Procedures

Following the effective date, we would provide a notice of our dissolution containing the information required by DGCL by certified or registered mail, return receipt requested, to: (1) all persons known to have a claim against us (“known claims”); (2) all persons with claims asserted against us in a pending action, suit or proceeding to which we are a party (“pre-existing litigation claims”); and (3) all persons with contractual claims contingent upon the occurrence or nonoccurrence of future events or otherwise conditional or unmatured (“contingent contractual claims”). We would also publish such notice at least once a week for two consecutive weeks in a newspaper of general circulation in the county in which the office of our last registered agent in Delaware is located and in our principal place of business and at least once in all editions of a daily newspaper with a national circulation.

Any known claim (other than pre-existing litigation claims) is barred if the relevant claimant received actual notice and does not present such claim by the bar date referred to in the notice. Within 90 days following receipt of any known claim made pursuant to the above notice (and at least 150 days before the end of the three-year statutory winding-up period), we may reject any known claim (other than pre-existing litigation claims), in whole or in part. Any such known claim is barred if the claimant whose claim is rejected by us does not commence an action, suit or proceeding with respect to the claim within 120 days after we mail the notice of rejection.

We will also give notice of the dissolution to persons with contingent contractual claims. Such notice will be in substantially the same form and sent and published in the same manner discussed above. Within 90 days following receipt of any contingent contractual claim made pursuant to the above notice (and at least 150 days before the end of the three-year statutory winding-up period), we must offer the relevant claimant such security as we determine would be sufficient to provide compensation to the claimant if the claim matures. Any security offered with respect to a contingent contractual claim is deemed accepted if the relevant claimant does not reject the security within 120 days after the receipt of such offer of security.

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We then would petition the Delaware Court of Chancery to determine the amount and form of reserves that:

•	will be reasonably likely to be sufficient to provide compensation for pre-existing litigation claims and rejected known claims as to which the claimant commenced an action suit or proceeding within 120 days after we mailed the notice of rejection (such claims, together with the pre-existing litigation claims, “litigation claims”);

•	will be sufficient to provide compensation for contingent contractual claims for which offered security is rejected by the applicable claimants; and

•	will be reasonably likely to be sufficient to provide compensation for claims that have not been made known to us or that have not arisen but that, based on facts known to us, are likely to arise or to become known to us within five years after the effective date or such longer period of time, as the Delaware Court of Chancery may determine, not to exceed ten years after the effective date (“uncertain claims” and, together with the litigation claims and the contingent contractual claims for which offered security is rejected by the applicable claimants, the “petitioned claims”).

Our petition would include the amount and form of reserves the Liquidating Trustee believes in good faith is reasonably likely to be sufficient to provide compensation for the claims against the Company. All of the claimants whose claims are the subject of our petition would have an opportunity to appear before the Delaware Court of Chancery and present their positions with respect to such claims.

Upon completion of the adjudication process, the Delaware Court of Chancery would enter the Court Order determining the amount and form of reserves we are required to establish with respect to the petitioned claims. We intend to proceed expeditiously after the effective date to wind up our affairs, settle our liabilities and obtain the Court Order, after which we intend to distribute any available assets to stockholders. We expect the Court Order to be issued within one to two years following the effective date, although there can be no assurance regarding the timing of the Court Order, In order to ensure the maximum protection of the Safe Harbor Procedures, we do not intend to make any liquidating distributions between the effective date and the date when the Court Order is issued, although we reserve the right to do so. There can be no assurance as to the amount that the Delaware Court of Chancery will ultimately determine is required to be held back by us. In our petition to the Court, we will provide our view as to the amount of claims and liabilities that is reasonably likely to be payable by us with respect to the petitioned claims. The Delaware Court of Chancery will then make its own determination as to the amount and form of security reasonably likely to be sufficient to provide compensation for the petitioned claims. As a result, we may be required to withhold up to the maximum potential amount of each potential claim and liability. Such reserves may exceed the amounts ultimately payable with respect to such contingent liabilities and stockholders may not receive distributions of these excess amounts for a substantial period of time.

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After receiving the Court Order, we would:

•	pay known claims that are not rejected by us;

•	post the security offered for contingent contractual claims and not rejected by the claimants;

•	post any security ordered by the Delaware Court of Chancery for other petitioned claims; and

•	pay or make provision for all other claims that are mature, known and uncontested or that have been finally determined to be owing by us (such claims, “additional uncontested claims”). Under the DGCL, in the absence of actual fraud, the judgment of our Liquidating Trustee as to the provision made for payment of additional uncontested claims would be conclusive.

To the extent that our actual liabilities and expenses are less than the amounts required to be held as security pursuant to the Court Order, the excess will be available to be distributed to stockholders in one or more post-dissolution liquidating distributions. Subject to our compliance with the Court Order, all determinations as to the timing, amount and kind of distributions will be made by the Liquidating Trustee in its absolute discretion and in accordance with the Plan of Dissolution. However, no assurances can be given either as to the ultimate amounts available for distribution to stockholders or as to the timing of any distributions.

Default Procedures

If a dissolved corporation does not elect to follow the Safe Harbor Procedures, it must adopt a plan of distribution pursuant to which it will (1) pay or make reasonable provision to pay all claims and obligations, including all contingent, conditional or unmatured contractual claims known to the dissolved corporation, (2) make such provision as will be reasonably likely to be sufficient to provide compensation for any claim against the dissolved corporation that is the subject of a pending action, suit or proceeding to which the dissolved corporation is a party and (3) make such provision as will be reasonably likely to be sufficient to provide compensation for claims that have not been made known to the dissolved corporation or that have not arisen but that, based on facts known to the dissolved corporation, are likely to arise or to become known to the dissolved corporation within ten years after the date of dissolution. If there are insufficient assets, such plan will provide that such claims and obligations will be paid or provided for according to their priority and, among claims of equal priority, ratably to the extent of assets legally available therefor. All remaining assets will be distributed to the dissolved corporation’s stockholders.

Liabilities of Stockholders and Directors

Under Section 281(c) of the DGCL, directors of a dissolved corporation that has complied with either the Safe Harbor Procedures or the Default Procedures are not personally liable to the claimants of the dissolved corporation. However, whether directors have “complied” with the relevant procedures may be more open to challenge for corporations wound up under the Default Procedures without the oversight of the Delaware Court of Chancery. To the extent the directors are found not to have complied with the relevant procedures, they would not be afforded the benefit of Section 281(c) of the DGCL.

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Regarding stockholders, Section 282 of the DGCL provides a monetary limitation on the liability of stockholders and, if the Safe Harbor Procedures are used, a time limit on such liability. If a corporation complies with the Safe Harbor Procedures or the Default Procedures, stockholder liability is limited to a pro rata share of corporate liability or the amount distributed, whichever is less. In addition, a stockholder will not be liable to creditors of a dissolved corporation in an aggregate amount exceeding the amount of assets distributed to such stockholder. The Safe Harbor Procedures further limit stockholder liability by providing that stockholders have no liability for any claim commenced after the expiration of the winding-up period, and thus, stockholders are fully released of all claims not filed prior to that time.

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DESCRIPTION OF THE PLAN OF DISSOLUTION

The following summary of the Plan of Dissolution does not purport to be complete and is qualified in its entirety by reference to the full text of the Plan of Dissolution, which is attached as Annex A to this Information Statement. You should carefully read this entire Information Statement, including the Plan of Dissolution attached as Annex A to this Information Statement, for a more complete understanding of the Plan of Dissolution.

Approval and Adoption

The Plan of Dissolution was approved by the affirmative vote of the holders of a majority of our shares of common stock outstanding. The approval of the Plan of Dissolution granted full and complete authority to the Board, the Liquidating Trustee and our officers, without further stockholder action, to proceed with the dissolution pursuant to the Plan of Dissolution in accordance with any applicable provision of Delaware law.

Effective Date of Dissolution

The effective date of the dissolution will be when the Certificate of Dissolution is filed with the Delaware Secretary of State or such later date and time that is stated in the Certificate of Dissolution, which date will be no later than 90 days after the filing of the Certificate of Dissolution. We expect the Certificate of Dissolution to be filed on or about January 24, 2022. Under the Plan of Dissolution, the timing of the filing of the Certificate of Dissolution will be in the sole discretion of the Board. Prior to filing the Certificate of Dissolution, we will provide notice of the Board’s decision to proceed with the dissolution and the anticipated filing date of the Certificate of Dissolution and the anticipated effective date, if different.

The timing and success of our monetization strategy, which may take one or more years to complete, is subject to numerous risks and uncertainties, including, without limitation, the risk factors set forth under the caption “Risk Factors” of this Information Statement, in the 2020 Annual Report and other documents we file with the SEC.

Liquidation and Dissolution Period

The Plan of Dissolution contemplates that the Board may elect to comply with either the Safe Harbor Procedures or the Default Procedures. The Board and/or the Liquidating Trustee expects that it will follow the Safe Harbor Procedures. For a description of those procedures, see “—Dissolution under Delaware Law—Winding-Up Procedures” above. After the effective date, the Liquidating Trustee intends to take the steps set forth below at such times as the Liquidating Trustee, in its absolute discretion and in accordance with Delaware law, deems necessary, appropriate or advisable for us to maximize the value of our assets upon liquidation:

•	the completion of all actions that may be necessary, appropriate or desirable to dissolve and terminate our corporate existence, including any filings with or notices to the SEC, the NYSE and any other relevant regulatory authority;

•	the cessation of all of our business activities and the withdrawal from any jurisdiction in which we are qualified to do business, except as necessary to preserve the value of our assets, wind up our business affairs and distribute our assets;

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•	the negotiation and consummation of sales of all of our assets and properties, including the assumption by any purchaser of any or all of our liabilities;

•	the giving of notice of the dissolution to all persons having a claim against us and the rejection of any such claims;

•	the offering of security to any claimant on a contract whose claim is contingent, conditional or unmatured in an amount we determine is sufficient to provide compensation to the claimant if the claim matures, and the petitioning of the Delaware Court of Chancery to determine the amount and form of security sufficient to provide compensation to any such claimant who has rejected such offer;

•	the petitioning of the Delaware Court of Chancery to determine the amount and form of security which would be reasonably likely to be sufficient to provide compensation for (1) claims that are the subject of pending litigation against the Company, and (2) claims that have not been made known to the Company or that have not arisen, but are likely to arise or become known within five years after the date of dissolution (or longer in the discretion of the Delaware Court of Chancery);

•	the payment, or the making of adequate provision for payment, of all claims made against us and not rejected, including all expenses of the sale of assets and of the liquidation and dissolution provided for by the Plan of Dissolution;

•	the posting of all security offered and not rejected, and all security ordered by the Delaware Court of Chancery; and

•	the distribution of the remaining funds and the distribution of remaining unsold assets, if any, to its stockholders.

Authority of Officers and Liquidating Trustee

After the effective date, we expect that the Liquidating Trustee and some of our officers will continue in their positions for the purpose of winding up our business and affairs. The Liquidating Trustee may appoint new officers, hire employees and retain independent contractors and agents in connection with the winding up process, and is authorized to pay compensation to or otherwise compensate our officers, employees and independent contractors above their regular compensation in recognition of the extraordinary efforts they may be required to undertake in connection with the successful implementation of the Plan of Dissolution, Approval of the Plan of Dissolution constitutes approval by stockholders of any such compensation.

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The approval of the Plan of Dissolution also authorizes, without further stockholder action, the Liquidating Trustee to do and perform, or to cause our officers to do and perform, any and all acts and to make, execute and deliver any and all agreements, conveyances, assignments, transfers, certificates and other documents of every kind that the Liquidating Trustee deems necessary, appropriate or advisable to implement the Plan of Dissolution and the transactions contemplated thereby, including, without limitation, all filings or acts required by any state or federal law or regulation to wind up its affairs.

Sale of All or Substantially All of Assets

After the effective date, the Plan of Dissolution gives the Liquidating Trustee the authority to sell or otherwise dispose of all or substantially all of our assets without further stockholder approval. The Plan of Dissolution does not specify the manner or timing in which we may sell or otherwise dispose of our assets and any such sales or other dispositions will be made on such terms and at such time as the Liquidating Trustee may determine to be advisable and in the best interests of the Company and its stockholders. The approval by the majority of our stockholders of the Plan of Dissolution constitutes stockholder approval of any such sales or dispositions. After the effective date, under the DGCL, we will not be required to obtain any further stockholder approval with respect to specific terms of any particular sales or dispositions of assets approved by the Liquidating Trustee. In addition, the Plan of Dissolutions provides that we will not be required to obtain appraisals, fairness opinions or other third-party opinions as to the value of our assets in connection with the dissolution.

The Plan of Dissolution is not intended as a “going private transaction” within the meaning of Rule 13e-3 under the Exchange Act. In the event that our plans change, and we engage in a transaction identified in Rule 13e-3 with an affiliate, we would comply with the requirements of Rule 13e-3, including filing a Schedule 13E-3.

Professional Fees and Expenses

It is specifically contemplated that the Liquidating Trustee may authorize the payment of a retainer fee to a law firm or law firms for our legal fees and expenses, including, among other things, to cover any costs payable pursuant to the indemnification of our directors and officers provided by the Company pursuant to the Amended Charter and Bylaws, the DGCL or otherwise.

In addition, in connection with and for the purpose of implementing and ensuring completion of the Plan of Dissolution, we may, in the sole and absolute discretion of the Liquidating Trustee, pay any brokerage, agency and other fees and expenses of persons rendering services to us in connection with the collection, sale, exchange or other disposition of our assets and the implementation of the Plan of Dissolution.

Liquidating Trust

Under the Plan of Dissolution, the Liquidating Trustee may, but is not required to, establish a liquidating trust and distribute assets of the Company to the liquidating trust. The Liquidating Trustee may determine to transfer assets to a liquidating trust in circumstances where the nature of an asset is not susceptible to distribution (for example, interests in intangibles) or where the Liquidating Trustee determines that it would not be advisable and in the best interests of the Company, its creditors and its stockholders for such assets to be distributed directly to stockholders at such time. If all of our assets are not sold or distributed prior to the third anniversary of the effective date, we would expect either to seek an extension of the three-year winding-up period from the Delaware Court of Chancery or to transfer in final distribution such remaining assets to a liquidating trust. The Liquidating Trustee may also elect in its discretion, as applicable, to transfer the reserves, if any, or any portion thereof, to such a liquidating trust. We do not intend to transfer any of our assets to a liquidating trust prior to the issuance of the Court Order and until after we have reduced our remaining assets to cash and distributed substantially all of our assets.

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The purpose of a liquidating trust would be to distribute such property, or to sell such property on terms satisfactory to the Liquidating Trustee(s) and distribute the proceeds of such sale, after paying our liabilities, if any, assumed by the trust, to stockholders, based on their proportionate ownership interest in the trust. Any liquidating trust acquiring all of our unsold assets will assume all of our liabilities and obligations and will be obligated to pay any of our expenses and liabilities that remain unsatisfied. If the reserves transferred to the liquidating trust are exhausted, such expenses and liabilities will be satisfied out of the liquidating trust’s other unsold assets.

The Plan of Dissolution authorizes the Liquidating Trustee to select one or more trustees and to enter into a liquidating trust agreement with such trustee or trustees in the form and substance determined by the Liquidating Trustee. It is anticipated that the Liquidating Trustee would select such trustee or trustees on the basis of the experience of such individual or entity in administering and disposing of assets and discharging liabilities of the kind to be held by the liquidating trust or trusts and the ability of such individual or entity to serve the best interests of our creditors and stockholders.

The trust would be evidenced by a trust agreement between the Company and the trustees. Pursuant to the trust agreement, the trust property would be transferred to the trustees immediately prior to the distribution of interests in the trust to stockholders, to be held in trust for the benefit of the stockholder beneficiaries subject to the terms of the trust agreement. It is anticipated that the interests would be evidenced only by the records of the trust, there would be no certificates or other tangible evidence of such interests and no holder of shares of common stock would be required to pay any cash or other consideration for the interests to be received in the distribution or to surrender or exchange shares of common stock in order to receive the interests.

Liquidating Distributions

Liquidating distributions, in cash or in kind, may be made from time to time to the holders of record of shares of common stock outstanding at the close of business on the effective date, pro rata in accordance with the respective number of shares then held of record, or the transfer of such shares to family designees, or to the transferee of such family designees, provided that, in the opinion of the Liquidating Trustee, provision has been made for the payment of the obligations of the Company to the extent required by law. All determinations as to the time for and the amount and kind of liquidating distributions shall be made in the exercise of the absolute discretion of the Liquidating Trustee and in accordance with Section 281 of the DGCL. The Plan of Dissolution provides that distributions made pursuant to the Plan of Dissolution shall be treated as made in complete liquidation of the Company within the meaning of the Code and the U.S. Treasury regulations promulgated thereunder (the “Treasury Regulations”).

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Amendment, Modification or Revocation

Once the dissolution of the Company becomes effective, it cannot be revoked without stockholder approval. In general, however, the Plan of Dissolution, as the blueprint for the liquidation of the Company following its dissolution, is subject to amendment or modification by the Liquidating Trustee without stockholder approval, if the Liquidating Trustee determines that such action would be advisable and in the best interests of the Company and its stockholders and stockholder approval is not required under the federal securities laws. The Liquidating Trustee may determine, in its sole discretion, to submit any amendment or modification to the stockholders for approval.

If for any reason the Liquidating Trustee determines after the effective date that revocation of the dissolution would be advisable and in the best interests of the Company and its stockholders, the Liquidating Trustee may, in its sole discretion, at any time before the cessation of our corporate existence, adopt a resolution recommending that the dissolution be revoked and directing that the question of the revocation of our dissolution be submitted to the stockholders for approval. If the holders of a majority of the shares of common stock outstanding and entitled to vote upon a dissolution at the time of the Company’s dissolution approve the revocation of the dissolution, we would, among other things, file a Certificate of Revocation with the Delaware Secretary of State, which would become effective upon filing. The Plan of Dissolution would be void upon the effective date of any such revocation,

Stock Certificates

We may close our stock transfer books and may no longer permit transfers of any shares of common stock after the effective date, except by will, intestate succession, or operation of law, or the transfer of such shares to family designees, or to the transferee of such family designees, and the common stock and any stock certificates evidencing common stock may be treated as no longer being outstanding. As a condition to receipt of any liquidating distribution to any holder of shares of common stock represented by a certificate, the Liquidating Trustee, in its absolute discretion, may require such holder to (1) surrender its certificates evidencing common stock to the Company or its agents for recording of such distributions thereon or (2) furnish the Company with evidence satisfactory to the Liquidating Trustee of the loss, theft or destruction of its certificates evidencing the common stock, together with such surety bond or other security or indemnity as may be required by and satisfactory to the Liquidating Trustee. As a condition to receipt of any distribution to any holder of common stock that is not represented by a certificate, the Liquidating Trustee may require such holder to provide such evidence of ownership of common stock as the Company may require.

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Liquidation under Code Sections 331 and 336 and Filing of Tax Forms

It is intended that the Plan of Dissolution constitute a plan of complete liquidation of the Company within the meaning of Sections 331 and 336 of the Code. The Plan of Dissolution will be deemed to authorize the taking of such action as, in the opinion of counsel for the Company, may be necessary to conform with the provisions of Sections 331 and 336 of the Code and the Treasury Regulations, including, without limitation, the making of any elections thereunder, if applicable.

The Plan of Dissolution authorizes our officers to make such elections for tax purposes as are deemed necessary or appropriate. The Plan of Dissolution directs us to file an appropriate statement of corporate dissolution with the U.S. Internal Revenue Service (the “IRS”), to notify all jurisdictions of any withdrawals related to qualification to do business, to file final tax returns and reports, as required, and to file the proper IRS forms related to the reporting of liquidating distributions to stockholders.

Absence of Appraisal Rights

Under Delaware law, stockholders are not entitled to appraisal rights for their shares of common stock in connection with the transactions contemplated by the Plan of Dissolution.

Abandoned Property

If any distribution to a stockholder cannot be made, whether because the stockholder cannot be located, has not surrendered certificates evidencing capital stock as required under the Plan of Dissolution or for any other reason, the distribution to which such stockholder is entitled will be transferred, at such time as the final liquidating distribution is made by us, to the official of such state or other jurisdiction authorized by applicable law to receive the proceeds of such distribution. The proceeds of such distribution will thereafter be held solely for the benefit of and for ultimate distribution to such stockholder as the sole equitable owner of the distribution and will be treated as abandoned property and escheat to the applicable state or other jurisdiction in accordance with applicable law. In no event will the proceeds of any such distribution revert to or become our property.

INTERESTS OF DIRECTORS AND EXECUTIVE OFFICERS IN APPROVAL OF THE DISSOLUTION OF THE COMPANY

Our directors and executive officers may have interests in the dissolution that are different from, or are in addition to, the interests of stockholders generally. These potential interests include our continuing indemnification obligations to our directors and officers. The Board was aware of these interests and considered them, among other matters, in approving the Plan of Dissolution.

Stock Ownership

Our directors and executive officers own, as of December 14, 2021, an aggregate of 594,489 shares of common stock. In connection with any liquidating distributions, our directors and executive officers will be entitled to the same pro rata cash distributions as other stockholders based on their ownership of shares of common stock.

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Indemnification and Insurance

Pursuant to the Plan of Dissolution, we will continue to indemnify our directors and officers to the maximum extent permitted in accordance with applicable law, the Amended Charter, the Bylaws and any contractual arrangements, for actions taken in connection with the Plan of Dissolution and the winding up of our business and affairs. The Liquidating Trustee is authorized to obtain and maintain insurance as may be necessary, appropriate or advisable to cover such indemnification obligations, including seeking an extension in time and coverage of our insurance policies currently in effect.

REPORTING REQUIREMENTS; DELISTING AND LACK OF MARKET FOR TRADING

Whether or not the Plan of Dissolution is approved, we have an obligation to continue to comply with the applicable reporting requirements of the Exchange Act, even though compliance with such reporting requirements may be economically burdensome and of minimal value to stockholders. In order to curtail expenses, we intend, on or about the effective date, to seek relief from the SEC to suspend our reporting obligations under the Exchange Act, and ultimately to terminate the registration of our common stock. The SEC may not grant us the requested relief. If we are unable to suspend our obligation to file periodic reports with the SEC, we will be obligated to continue complying with the applicable reporting requirements of the Exchange Act and will be required to continue to incur the expenses associated with these reporting requirements, including legal and accounting expenses, which will reduce the cash available for distribution to stockholders.

Prior to the filing of the Certificate of Dissolution, we intend to maintain the listing of the common stock on the NYSE. In order for the common stock to be eligible for continued listing on the NYSE, we must, among other things, continue to meet the minimum listing standards of the NYSE. There can be no assurances that we will maintain the listing on the NYSE. If the NYSE were to proceed with delisting the common stock prior to the filing of the Certificate of Dissolution, we expect that the common stock would trade in the over-the-counter markets, however, there can be no assurance the common stock will be listed on any over-the-counter market.

We anticipate that, upon the filing of the Certificate of Dissolution, trading in shares of common stock will be suspended on the NYSE, and the shares will thereafter be delisted. Under NYSE rules, the NYSE has discretionary authority to suspend or terminate the listing of a company that has authorized a liquidation and the company is committed to proceed, even if the shares of common stock otherwise meet all enumerated criteria for continued listing on the NYSE. Prior to filing the Certificate of Dissolution, we will provide notice of the Board’s decision to proceed with the dissolution and the anticipated filing date of the Certificate of Dissolution, and the anticipated effective date, if different.

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In addition, we may close our stock transfer books and may discontinue recording transfers on the effective date. Thereafter, record holders of shares of common stock generally will be prohibited from transferring record ownership of their shares following the effective date, except by will, intestate succession, operation of law or the transfer of such shares to family designees, or to the transferee of such family designees. We will, however, whether we close the stock transfer books or not request that, following the effective date, The Depository Trust Company (“DTC”), as a record holder of shares of common stock through its nominee, Cede & Co., maintain records representing the right to receive any post-dissolution liquidating distributions in accordance with the Plan of Dissolution, including any transfers of such rights. Consequently, we expect that any transfers of such rights will be tracked by DTC. To the extent that a stockholder’s shares of common stock are not held by a DTC participant as of the effective date, it could be more difficult for such stockholder to transfer such stockholder’s rights to receive any post-dissolution liquidating distributions.

After the delisting from the NYSE, brokers may make a market for the shares or interests in the common stock representing the right to receive any post-dissolution liquidating distributions in the “over-the-counter” market. There is no assurance that such market will arise or, if one does arise, for how long it will be maintained or how actively such interests in the common stock will trade. Both trading prices and volumes in any such “over-the-counter” market could be volatile and erratic.

It is anticipated that the interests in the liquidating trust, if one is created, will not be transferable. Even if transferable, any such interests are not expected to be listed on a national securities exchange or quoted through the NYSE, and the extent of any trading market therein cannot be predicted. Moreover, the interests may not be accepted by commercial lenders as security for loans as readily as more conventional securities with established trading markets.

Because stockholders will be deemed to have received a liquidating distribution equal to their pro rata share of the value of the net assets distributed to an entity which is treated as a liquidating trust for tax purposes, the distribution of non-transferable interests could result in tax liability to the interest holders without their being readily able to realize the value of such interests to pay such taxes or otherwise.

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REGULATORY APPROVALS

Except for the filings required under the DGCL and the rules and regulations of the SEC and the Code, we are not aware of any United States federal or state regulatory requirements to be complied with or approvals to be obtained in connection with the dissolution pursuant to the Plan of Dissolution.

REIT STATUS

Within 90 days of January 1, 2022, we will revoke the real estate investment trust (“REIT”) status of the Company, because of the complexities associated with maintaining REIT status during the liquidation, including prohibited transaction taxes and a two-year REIT liquidation constraint.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN OF DISSOLUTION

The following discussion is a summary of the material U.S. federal income tax consequences of the dissolution to U.S. Holders and Non-U.S. Holders (each as defined below) but does not purport to be a complete analysis of all potential tax effects. The effects of other U.S. federal tax laws, such as estate and gift tax laws, and any applicable state, local or non-U.S. tax laws are not discussed. This discussion is based on the Code, the Treasury Regulations judicial decisions, and published rulings and administrative pronouncements of the IRS, in each case in effect as of the date hereof. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect a U.S. Holder or Non-U.S. Holder of our common stock. We have not sought and will not seek any rulings from the IRS regarding the matters discussed below. There can be no assurance the IRS or a court will not take a contrary position to that discussed below.

This discussion is limited to U.S. Holders and Non-U.S. Holders that hold our common stock as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all U.S. federal income tax consequences relevant to a holder’s particular circumstances, including the impact of the Medicare contribution tax on net investment income or the alternative minimum tax. In addition, it does not address consequences relevant to holders subject to special rules, including, without limitation:

•	U.S. expatriates and former citizens or long-term residents of the United States;

•	U.S. Holders whose functional currency is not the U.S. dollar;

•	persons who hold our common stock as part of a hedge, straddle or other risk reduction strategy or as part of a conversion transaction or other integrated investment;

•	banks, insurance companies, and other financial institutions;

•	real estate investment trusts or regulated investment companies;

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•	brokers, dealers or traders in securities;

•	“controlled foreign corporations,” “passive foreign investment companies,” and corporations that accumulate earnings to avoid U.S. federal income tax;

•	S corporations, partnerships or other entities or arrangements treated as partnerships for U.S. federal income tax purposes (and investors therein);

•	tax-exempt organizations or governmental organizations;

•	persons deemed to sell our common stock under the constructive sale provisions of the Code;

•	persons who hold or receive our common stock pursuant to the exercise of any employee stock option or otherwise as compensation;

•	tax-qualified retirement plans;

•	“qualified foreign pension funds” as defined in Section 897(1)(2) of the Code and entities all of the interests of which are held by qualified foreign pension funds; and

•	persons subject to special tax accounting rules as a result of any item of gross income with respect to our common stock being taken into account in an applicable financial statement.

If an entity treated as a pass through entity for U.S. federal income tax purposes holds our common stock, the tax treatment of a partner/shareholder in the entity will depend on the status of the partner/shareholder. Accordingly, pass through entities holding our common stock and the partners/shareholders in such entities should consult their tax advisors regarding the U.S. federal income tax consequences to them.

THIS DISCUSSION IS FOR INFORMATION PURPOSES ONLY AND IS NOT TAX ADVICE, HOLDERS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE DISSOLUTION ARISING UNDER THE U.S. FEDERAL ESTATE OR GIFT TAX LAWS OR UNDER THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE INCOME TAX TREATY.

Definitions of U.S. Holder and Non-U.S. Holder

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of our common stock that, for U.S, federal income tax purposes, is or is treated as:

•	an individual who is a citizen or resident of the United States;

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•	a corporation created or organized under the laws of the United States, any state thereof, or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income tax regardless of its source;

•	a trust that (1) is subject to the primary supervision of a U.S. court and the control of one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code), or (2) has a valid election in effect to be treated as a United States person for U.S. federal income tax purposes; or

•	foreign corporations electing to be treated as U.S. corporations.

For purposes of this discussion, a “Non-U.S. Holder” is any beneficial owner of our common stock that is neither a U.S. Holder nor an entity treated as a partnership for U.S. federal income tax purposes.

U.S. Federal Income Tax Consequences of the Dissolution to the Company

We intend for distributions made pursuant to the Plan of Dissolution to be treated as a series of distributions in complete liquidation of the Company, and this discussion assumes this treatment will be respected. In accordance with such treatment, each stockholder will be treated as receiving its portion of such distributions in exchange for its shares of our common stock. If a stockholder holds different blocks of shares of our common stock (generally, shares of our common stock purchased or acquired on different dates or at different prices), the holder’s portion of such distributions must be allocated among the several blocks of shares in the proportion that the number of shares in a particular block bears to the total number of shares owned by the holder.

If we distribute any property other than cash pursuant to the Plan of Dissolution to the stockholders (or to a liquidating trust in connection with the dissolution), we will recognize gain or loss as if such property were sold to the stockholders at its fair market value. Accordingly, the Company may be subject to U.S. federal income tax on a distribution of property (other than cash), which may reduce the amount of cash available to distribute to stockholders. If any property distributed by us is subject to a liability or if a stockholder assumes a liability of the Company in connection with the distribution of property, the fair market value of such distributed property shall be treated as not less than the amount of such liability. After the close of the taxable year during which a liquidating distribution was made, we will provide stockholders and the IRS with a statement of the amount of cash distributed to the stockholders and our best estimate as to the value of any property distributed during that year. There is no assurance that the IRS will not challenge our valuation of any property. As a result of such a challenge, the amount of gain or loss recognized by us on the distribution might change.

Until all of our remaining assets have been distributed to stockholders or a liquidating trust and the liquidation is complete, we will continue to be subject to U.S. federal income tax on our income.

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Notwithstanding our position that the distributions made pursuant to the Plan of Dissolution will be treated as a series of distributions in complete liquidation of the Company, it is possible that the IRS or a court could determine that any of these distributions is a current distribution. In addition, if the dissolution is abandoned or revoked, these distributions would be treated as current distributions, a current distribution would be treated as a dividend for U.S. federal income tax purposes to the extent of our current and accumulated earnings and profits. Amounts not treated as dividends for U.S. federal income tax purposes would constitute a return of capital and first be applied against and reduce a holder’s adjusted tax basis in its shares of our common stock, but not below zero. Any excess would be treated as capital gain.

U.S. Federal Income Tax Consequences of Distributions Made Pursuant to the Plan of Dissolution to U.S. Holders

Distributions made pursuant to the Plan of Dissolution to a U.S. Holder will be treated as received by the U.S. Holder in exchange for the U.S. Holder’s shares of our common stock, As a result of the dissolution, a U.S. Holder generally will recognize gain or loss equal to the difference between (a) the sum of the amount of cash and the fair market value (at the time of distribution) of any other property distributed to the U.S. Holder (including distributions to any liquidating trust, as discussed below), less any known liabilities assumed by the U.S. Holder or to which the distributed property is subject, and (b) the U.S Holder’s adjusted tax basis in the shares of the common stock. If a U.S. Holder owns shares acquired at different times or for different prices, gain or loss is calculated separately for each such block of shares.

Liquidating distributions are first applied against, and reduce, the U.S. Holder’s adjusted tax basis in their shares, or block of shares, of the common stock before recognizing any gain or loss. If we make more than one liquidating distribution, a U.S. Holder will recognize gain to the extent the aggregate liquidating distributions (including a constructive distribution in the case of a transfer of assets to a liquidating trust) allocated to a share, or block of shares, of common stock exceed the U.S. Holder’s adjusted tax basis with respect to that share or block of shares. Any loss will generally be recognized only when the final distribution from us has been received. Gain or loss recognized by a U.S. Holder will be capital gain or loss and will be long-term capital gain or loss if the shares have been held for more than one year. The deductibility of capital losses is subject to certain limitations.

If we make a distribution of property other than cash to U.S. Holders, the U.S Holder’s tax basis in such property immediately after the distribution will be the fair market value of such property at the time of distribution. If the IRS challenges our valuation of property, the amount of gain or loss recognized by U.S. Holders might change. Distributions of property other than cash to the U.S. Holders could result in tax liability exceeding the amount of cash received, requiring the U.S. Holder to meet the tax obligations from other sources or by selling all or a portion of the assets received.

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U.S. Federal Income Tax Consequences of Distributions Made Pursuant to the Plan of Dissolution to Non-U.S. Holders

Distributions made pursuant to the Plan of Dissolution to a Non-U.S. Holder will be treated as received by the Non-U.S. Holder in exchange for the Non-U.S. Holder’s shares of our common stock. The amount of any such distribution allocable to a block of shares of our common stock owned by the Non-U.S. Holder will reduce the Non-U.S. Holder’s tax basis in such shares, but not below zero. Any excess amount allocable to such shares will be treated as capital gain. A Non-U.S. Holder will not be subject to U.S. federal income tax on any such gain unless:

•	the gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment in the United States to which such gain is attributable);

•	its gain is U.S. source income of a Non-U.S. Holder; or

•	our common stock constitutes a U.S. real property interest by reason of our status as a U.S. real property holding corporation (“USRPHC”) for U.S. federal income tax purposes.

Gain described in the first bullet point above generally will be subject to U.S. federal income tax on a net income basis at the regular graduated rates. A Non-U.S. Holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected gain, as adjusted for certain items.

Gain described in the second bullet point above will be subject to U.S, federal income tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty), which may be offset by U.S. source capital losses of the Non-U.S, Holder (even though the individual is not considered a resident of the United States), provided the Non-U.S. Holder has timely filed U.S. federal income tax returns with respect to such losses.

With respect to the third bullet point above, generally, a corporation is a USRPHC if the fair market value of its U.S. real property interests equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests and its other assets used or held for use in a trade or business. We have not made a final determination of whether we are a USRPHC. Because the determination of whether we are a USRPHC depends on the relative fair market values of our assets, there can be no assurance we currently are not a USRPHC or will not become one in the future. Since we are presently a REIT, until we make the de-REIT election, we believe we likely are a USRPHC. If we are or were to become a USRPHC, gain arising from the distribution will not be subject to U.S. federal income tax so long as our common stock continues to be regularly traded on an established securities market and a Non-U.S. Holder does not actually or constructively own at any time during the shorter of the five-year period ending on the date of the distribution or the Non-U.S. Holder’s holding period for the common stock, more than 5% of our common stock. After we file our Certificate of Dissolution with the Delaware Secretary of State, our common stock will be delisted from the NYSE, likely causing us to no longer be treated as regularly traded on an established securities market for purposes of this analysis. If our common stock ceased to be regularly traded on an established securities market prior to the beginning of the calendar year in which the relevant distribution occurred, or if a Non-U.S. Holder actually or constructively owns more than 5% of our common stock during the relevant holding period, then such Non-U.S. Holders generally would be subject to U.S. federal income tax on gain arising from the disposition of our common stock in the same manner as if such Non-U.S. Holder were a United States person as defined in the Code, and a 15% withholding tax would apply to the gross proceeds from the disposition of our common stock by such Non-U.S. Holders.

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Non-U.S. Holders are urged to consult their tax advisors regarding the U.S. federal, state, local and non-U.S. income and other tax consequences of the dissolution to it.

Information Reporting and Backup Withholding

U.S. Holders

A U.S. Holder may be subject to information reporting and backup withholding when such holder receives a distribution made pursuant to the Plan of Dissolution. Certain U.S. Holders are exempt from backup withholding, including corporations and certain tax-exempt organizations. A U.S. Holder will be subject to backup withholding if such holder is not otherwise exempt and:

•	the holder fails to furnish the holder’s taxpayer identification number, which for an individual is ordinarily his or her social security number;

•	the holder furnishes an incorrect taxpayer identification number;

•	the applicable withholding agent is notified by the IRS that the holder previously failed to properly report payments of interest or dividends; or

•	the holder fails to certify under penalties of perjury that the holder has furnished a correct taxpayer identification number and that the IRS has not notified the holder that the holder is subject to backup withholding.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a U.S. Holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS. U.S. Holders should consult their tax advisors regarding their qualification for an exemption from backup withholding and the procedures for obtaining such an exemption.

Non-U.S. Holders

A distribution made pursuant to the Plan of Dissolution and received within the United States or through certain U.S.-related brokers generally will not be subject to backup withholding or information reporting, if the applicable withholding agent does not have actual knowledge or reason to know the holder is a United States person and the holder either certifies its non-U.S. status, such as by furnishing a valid IRS Form W-8BEN, W-8BEN-E or W-8ECI, or otherwise establishes an exemption. Proceeds from a distribution made pursuant to the Plan of Dissolution and received through a non-U.S. office of a non-U.S. broker generally will not be subject to backup withholding or information reporting.

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Copies of information returns that are filed with the IRS may also be made available under the provisions of an applicable treaty or agreement to the tax authorities of the country in which the Non-U.S. Holder resides or is established.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a Non-U.S. Holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

U.S. Federal Income Tax Consequences of a Liquidating Trust

We may transfer our remaining assets and obligations to a liquidating trust if our Board determines that such a transfer is advisable and in the best interests of the Company and its stockholders. Under applicable Treasury Regulations, a trust will be treated as a liquidating trust if it is organized for the primary purpose of liquidating and distributing the assets transferred to it, and if its activities are all reasonably necessary to and consistent with the accomplishment of that purpose. However, if the liquidation is unreasonably prolonged or if the liquidation purpose becomes so obscured by business activities that the declared purpose of the liquidation can be said to be lost or abandoned, the trust will no longer be considered a liquidating trust. Although neither the Code nor the Treasury Regulations thereunder provide any specific guidance as to the length of time a liquidating trust may last, the IRS’s guidelines for issuing rulings with respect to liquidating trust status call for a term not to exceed three years, which period may be extended to cover the collection of installment obligations.

Assuming that the liquidating trust is treated as a “liquidating trust” for U.S. federal income tax purposes, we intend that the liquidating trust would be treated as a “grantor trust” for U.S. federal income tax purposes. In general, this treatment would mean that the stockholders would be the beneficial owners of the assets and income of the liquidating trust. The transfer of assets by us to a liquidating trust will be treated as a distribution in liquidation of the stockholders’ shares of common stock. If we have made any liquidating distributions prior to transferring assets to a liquidating trust, the transfer of assets will be considered the final distribution to the stockholders. The stockholders will be treated for U.S. federal income tax purposes as having received a liquidating distribution at the time we transfer assets to the liquidating trust equal to their pro rata shares of cash, and, as applicable, the fair market value of property other than cash, transferred to the liquidating trust, reduced by the amount of known liabilities assumed by the liquidating trust or to which the property transferred is subject, and then having contributed the cash and property to the liquidating trust. The U.S. federal income tax consequences of the constructive distribution to a stockholder are the same as those described above.

The liquidating trust will not be subject to U.S. federal income tax. The stockholders will be treated as owners of the liquidating trust. As owners of the trust, the stockholders must take into account for U.S. federal income tax purposes their allocable portion of any income, gain, expense or loss recognized by the liquidating trust, whether or not they receive any actual distributions from the liquidating trust. The stockholders, however, will not be subject to tax when distributions are actually made by the liquidating trust.

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Holders should consult their tax advisors regarding the tax consequences that would apply to them if we were to transfer assets to a liquidating trust.

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ACCOUNTING TREATMENT

The Company will change its basis of accounting to the liquidation basis of accounting effective the date the majority of our stockholders approved the Plan of Dissolution. Under the liquidation basis of accounting, assets are stated at their estimated net realizable values, and liabilities are stated at their estimated settlement amounts. Recorded liabilities will include the estimated expenses associated with carrying out the Plan of Dissolution. For periodic reporting periods ending after the Plan of Dissolution has been approved by the majority of its stockholders, the Company will prepare a statement of net assets in liquidation, which will summarize the liquidation value per outstanding share of common stock and a statement of changes in net assets in liquidation, which will present the changes during the period in net assets available for distribution to investors and other claimants during the liquidation. Valuations presented in the statement will represent management’s estimates, based on present facts and circumstances, of the net realizable values of assets, satisfaction amounts of liabilities, and expenses associated with carrying out the Plan of Dissolution based upon management assumptions.

The valuation of assets and liabilities will necessarily require many estimates and assumptions, and there will be substantial uncertainties in carrying out the provisions of the Plan of Dissolution. Ultimate values realized for our assets and ultimate amounts paid to satisfy our liabilities are expected to differ from estimates historically recorded under the going concern basis of U.S. generally accepted accounting principles in our annual or interim financial statements.

REQUIRED VOTE

The affirmative vote of the holders of a majority of the outstanding shares of common stock is required for approval of Plan of Dissolution under Delaware Corporation Law. The Company has obtained this approval through the written consent of stockholders owning a majority of the outstanding voting shares of its common stock. Therefore, a special meeting of the stockholders will not take place for this purpose.

VOTING SECURITIES

The record date for purposes of determining the stockholders entitled to vote and to whom this Information Statement is to be sent is December 24, 2021. As of the record date, we had 1,016,848 shares of common stock issued and outstanding and entitled to vote on the Plan of Dissolution, with each share of common stock entitled to one vote. The holders of 569,764 shares of the issued and outstanding common stock, representing approximately 56% of the votes entitled to be cast, approved the Plan of Dissolution by written consent.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information concerning the ownership of the Company’s 732,941 shares of common stock issued and outstanding as of December 14, 2021 with respect to: (i) all directors; (ii) each person known by us to be the beneficial owner of more than five percent of our common stock; and (iii) our directors and executive officers as a group.

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Name (5), (6)	Shares Owned by Named Persons & Members of His Family (1)		Which the Named Person Has, or Participates in, the Voting or Investment Power (2)		Total Shares & Percent of Class

Maurice Wiener	18,734		551,030	(3), (4)	569,764	56%

Carlos Camarotti	14,200		0		14,200	1%

Richard Wiener	5,000		0		5,000	* %

Alexander J. Arader	5,000		0		5,000	* %

Alan N. Finkelstein	525		540,830	(3), (4)	541,355	53%

All Directors and Officers as a Group	43,459		551,030	(3), (4)	594,489	59%

Transco Realty Trust	477,300		0		477,300	47%

Comprehensive Financial Planning, Inc.	138,452	(7)	0		138,452	14%
3950 FairLane Drive Dracula, GA 30019

*	less than 1%

(1)	Unless otherwise indicated, beneficial ownership is based on sole voting and investment power.

(2)	Shares listed in this column represent shares held by entities with which directors or officers are associated. Directors, officers and members of their families have no ownership interest in these shares.

(3)	This number includes the number of shares held by Transco Realty Trust (477,300 shares), HMGA, Inc. (63,530 shares) and T.G.I.F. Texas, Inc. (10,200 shares). Mr. M. Wiener is a director of T.G.I.F and trustee of Transco. Mr. Finkelstein is a director of HMGA, Inc. and trustee of Transco.

(4)	Mr. Wiener holds approximately 55% of the stock of Transco and approximately 72% of HMGA, Inc., and may therefore be deemed to be the beneficial owner of the shares of the Company held by Transco and HMGA, Inc. Mr. Finkelstein may be deemed to be the beneficial owner of the shares of the Company held by Transco and HMGA, Inc.

(5)	Except as otherwise set forth, the address for these individuals is 1870 South Bayshore Drive, Coconut Grove, Florida, 33133.

(6)	No shares of stock of the executive officers and directors have been pledged as collateral.

(7)	Comprehensive Financial Planning, Inc. has shared investment power on all shares and sole voting power on all shares.

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WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The Company is subject to the informational requirements of the Exchange Act. The Company files reports, information statements and other information with the SEC. The public may read and copy any materials that we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling 1-800-SEC-0330. The statements and forms we file with the SEC have been filed electronically and are available for viewing or copy on the SEC maintained Internet site that contains reports, proxy, and information statements, and other information regarding issuers that file electronically with the SEC. The Internet address for this site can be found at:

www.sec.gov.

The SEC allows us to “incorporate by reference” information into this Information Statement. This means we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered part of this Information Statement, except for any information that is superceded by information that is included directly in this document.

This Information Statement incorporates by reference documents listed below that we have filed with the SEC but have not been included or delivered with the Information Statement. These documents contain important information about us and our business, properties and financial condition.

•	Annual Report on Form 10-K for the year ended December 31, 2020;

•	Quarterly Reports on Form 10-Q for the quarter ended March 31, 2021, for the quarter ended June 30, 2021, and for the quarter ended September 30, 2021; and

•	Current Reports on Form 8-K filed with the SEC on June 14, 2021 and November 8, 2021.

All documents that the Company files pursuant to Sections 13(a), 13(c), 14 or 15(d) under the Exchange Act from the date of this Information Statement until 20 days from such date, will be deemed to be incorporated by reference in this Information Statement. Notwithstanding anything herein to the contrary, any information furnished under Item 7.01 in our Current Reports on Form 8-K and any other information which is furnished, but not filed with the SEC, is not incorporated herein by reference. The Annual Report on Form 10-K for the year ended December 31, 2020 incorporated by reference in this Information Statement will be sent to any stockholder without charge upon written request addressed to: Secretary, HMG/Courtland Properties, Inc., 1870 South Bayshore Drive, Coconut Grove, Florida 33133. The Annual Report on Form 10-K for the year ended December 31, 2020 is also available on our website at:

www.hmgcourtland.com

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ANNEX A

PLAN OF COMPLETE LIQUIDATION
AND DISSOLUTION OF
HMG/COURTLAND PROPERTIES, INC.

This Plan of Complete Liquidation and Dissolution (the “Plan”) is intended to constitute a plan of distribution under Section 281 of the General Corporation Law of the State of Delaware (the “DGCL”) and to accomplish the complete liquidation and dissolution of HMG/Courtland Properties, Inc., a Delaware corporation (the “Company”), in accordance with Section 275 of the DGCL.

1.       Adoption of this Plan by the Company’s Stockholders. The Board of Directors of the Company (the “Board”) has adopted this Plan. If the Plan is adopted by the requisite vote of the Company’s stockholders, the Plan shall constitute the adopted Plan of the Company.

2.       Certificate of Dissolution and Effective Date. The Company shall (i) file with the Secretary of State of the State of Delaware a certificate of dissolution (the “Certificate of Dissolution”) in accordance with the DGCL, specifying the date (no later than ninety (90) days after the filing) upon which the Certificate of Dissolution will become effective (the “Effective Date”) and (ii) pay any taxes owing to the State of Delaware as determined by the Secretary of State.

3.       Appointment of the Liquidating Trustee. Effective on the date the Plan of Dissolution is filed the Company’s Chairman (Maurice Wiener) will become the Liquidating Trustee and remain as the only director of the Company. Mr. Finkelstein, a director, will be the alternate Liquidating Trustee in the event Mr. Wiener is unable to continue as Liquidating Trustee.

4.       Cessation of Business Activities. After the Effective Date, the Company shall not engage in any business activities except to the extent necessary to preserve the value of its assets, wind up its business affairs, and distribute its assets in accordance with this Plan.

5.       Continuing Employees and Consultants. For the purpose of effectuating the dissolution of the Company, the Company shall hire or retain, at the discretion of the Liquidating Trustee, such employees, consultants, and advisers as the Board deems necessary or desirable to supervise or facilitate the dissolution.

6.       Dissolution Process.

From and after the Effective Date, the Company shall complete the following corporate actions:

(i)       The Company (a) shall pay or make reasonable provision to pay all claims and obligations, including all contingent, conditional, or unmatured contractual claims known to the Company; (b) shall make such provision as will be reasonably likely to be sufficient to provide compensation for any claim against the Company that is the subject of a pending action, suit, or proceeding to which the Company is a party; and (c) shall make such provision as will be reasonably likely to be sufficient to provide compensation for claims that have not been made known to the Company or that have not arisen but that, based on facts known to the Company, are likely to arise or to become known to the Company within 10 years after the date of dissolution. All such claims shall be paid in full, and any such provision for payment made shall be made in full, if there are sufficient assets. If there are insufficient assets, such claims and obligations shall be paid or provided for according to their priority and, among claims of equal priority, ratably to the extent of assets legally available therefor.

(ii)       The Company shall distribute to its stockholders, in accordance with any liquidation preferences of the Company’s Certificate of Incorporation, as amended through the Effective Date, all remaining assets, including all available cash, including the cash proceeds of any sale, exchange, or disposition, except such cash, property, or assets as are required for paying or making reasonable provision for the claims and obligations of the Company. Such distribution may occur all at once or in a series of distributions and shall be in cash or assets, in such amounts, and at such time or times, as the Liquidating Trustee in its absolute discretion may determine. If and to the extent deemed necessary, appropriate, or desirable by the Liquidating Trustee, in it is absolute discretion, the Company may establish and set aside a reasonable amount of cash and/or property to satisfy claims against the Company, including, without limitation, tax obligations, all expenses related to the sale of the Company’s property and assets, all expenses related to the collection and defense of the Company’s property and assets, and the liquidation and dissolution provided for in this Plan.

7.       Rights to Receive Distribution. As a condition to receipt of any distribution to the Company's stockholders, the Liquidating Trustee, in its absolute discretion, may require the Company’s stockholders to (i) surrender their certificates evidencing their shares of stock to the Company, or (ii) furnish the Company with evidence satisfactory to the Liquidating Trustee of the loss, theft, or destruction of such certificates, together with such surety bond or other security or indemnity as may be required and satisfactory to the Liquidating Trustee. The Company may close its stock transfer books and may discontinue recording transfers of shares of stock of the Company on the date on which the Company files its Certificate of Dissolution under the DGCL, and thereafter certificates representing shares of stock of the Company will not be generally assignable or transferable on the books of the Company except by will, intestate succession, or operation of law, or to a spouse, child, grandchild or to a trust for the benefit of such parties (“family designees”), or to the transferee of such family designees.

8.       Termination of Exchange Act Registration. At such time as the Board and/or the Liquidating Trustee considers appropriate, the Board and/or the Liquidating Trustee and the proper officers of the Company are authorized to cause the Company to file a Form 15 and/or Form 25 (or take other appropriate action) to terminate the registration of the Common Stock $1.00 per value under the U.S. Securities Exchange Act of 1934, as amended.

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9.       Conduct of the Company Following Approval of the Plan. Under Delaware law, dissolution is effective upon the filing of a certificate of dissolution with the Secretary of State of the State of Delaware or upon such future effective date as may be set forth in the certificate of dissolution. Section 278 of the DGCL provides that a dissolved corporation continues to exist for three (3) years after the date of dissolution for purposes of prosecuting and defending suits by or against the corporation and enabling it to settle and close its business, and dispose of and convey its remaining assets, but not for the purpose of continuing the business of the corporation as a going concern. A corporation can continue to exist beyond the three (3) year period, if ordered by a court, for the sole purpose of prosecuting or defending any action, suit, or proceeding that was brought before or during the three (3) year period after the date of dissolution, until any judgments, orders, or decrees are fully executed. The powers of the directors continue during this time period in order to allow them to take the necessary steps to wind up the affairs of the corporation.

10.       Absence of Appraisal Rights. Under Delaware law, the Company’s stockholders are not entitled to appraisal rights for their shares of capital stock in connection with the transactions contemplated by the Plan.

11.       Abandoned Property. If any distribution to a stockholder cannot be made, whether because the stockholder cannot be located, or has not surrendered certificate evidencing the capital stock as required hereunder, or for any other reason, the distribution to which such stockholder is entitled shall be transferred, at such time as the final liquidating distribution is made by the Company, to the official of such state or other jurisdiction authorized by applicable law to receive the proceeds of such distribution. The proceeds of such distribution shall thereafter be held solely for the benefit of and for ultimate distribution to such stockholder as the sole equitable owner thereof and shall be treated as abandoned property and escheat to the applicable state or other jurisdiction in accordance with applicable law. In no event shall the proceeds of any such distribution revert to or become the property of the Company.

12.       Stockholder Consent to Sale of Assets. Adoption of this Plan by the requisite vote of the outstanding capital stock shall constitute after the Effective Date the approval of the stockholders of the sale, exchange, or other disposition in liquidation of all of the property and assets of the Company, whether such sale, exchange, or other disposition occurs in one transaction or a series of transactions, and shall constitute ratification of all contracts for sale, exchange, or other disposition that are conditioned on adoption of this Plan.

13.       Expenses of Dissolution. In connection with and for the purposes of implementing and assuring completion of this Plan, the Company may, in the absolute discretion of the Liquidating Trustee, pay any brokerage, agency, professional, and other fees and expenses of persons rendering services to the Company in connection with the collection, sale, exchange, or other disposition of the Company’s property and assets and the implementation of this Plan.

14.       Compensation. In connection with and for the purpose of implementing and assuring completion of this Plan, the Company may, in the absolute discretion of the Liquidating Trustee, pay the Company’s officers, employees, agents, and representatives, or any of them, compensation or additional compensation above their regular compensation, including pursuant to severance and retention agreements, in money or other property, in recognition of the extraordinary efforts they, or any of them, will be required to undertake, or actually undertake, in connection with the implementation of this Plan. Adoption of this Plan by the stockholders shall constitute the approval of the Company’s stockholders of the payment of any such compensation.

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15.       Indemnification. The Company shall continue to indemnify its officers, directors, employees, agents, and trustees, if any, in accordance with its Certificate of Incorporation, its Bylaws, its contractual arrangements, its existing directors’ and officers’ liability insurance policy, and applicable law, and such indemnification shall apply to acts or omissions of such persons in connection with the implementation of this Plan and the winding up of the affairs of the Company. The Liquidating Trustee is authorized to obtain and maintain insurance as may be necessary to cover the Company’s indemnification obligations.

16.       Modification or Abandonment of the Plan. Notwithstanding authorization of or consent to this Plan and the transactions contemplated hereby by the stockholders, the Liquidating Trustee may modify, amend, or abandon this Plan and the transactions contemplated hereby without further action by the stockholders to the extent permitted by the DGCL.

17.       Authorization. The Liquidating Trustee is hereby authorized, without further action by the stockholders, to do and perform or cause the officers of the Company to do and perform, any and all acts, and to make, execute, deliver, or adopt any and all agreements, resolutions, conveyances, certificates, and other documents of every kind that are deemed necessary, appropriate, or desirable, to implement this Plan and the transactions contemplated hereby, including without limiting the foregoing, all filings or acts required by any state or federal law or regulation to wind up its affairs.

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